Execution Version ____________________________________ Share Purchase Agreement regarding the acquisition of all shares in WIRmachenDRUCK GmbH ____________________________________ 18 December 2015

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Share Purchase Agreement

between

(1) **Mr. Samuel Voetter**, born on 17 June 1981, Melanchthonstrasse 37, 70374 Stuttgart, Germany

- "**Seller 1**" -

(2) **Mr. Johannes Voetter**, born on 31 December 1982, Heckenstrasse 6, 72221 Haiterbach, Germany

- "**Seller 2**" -

(3) **Mr. Aart Izelaar-Buchholz**, born on 12 December 1977, Am Wiesenrain 14, 71720 Oberstenfeld, Germany

- "**Seller 3**" -

(4) **V² Holding GmbH**, registered in the commercial register of the local court of Stuttgart under HRB 743464, registered business address at Melanchthonstrasse 37, 70374 Stuttgart, Germany

- "**Seller 4**" -

(5) **Mr. Markus Trautwein**, born on 19 June 1967, Kallenbergstrasse 45, 70825 Korntal-Münchingen, Germany

- "**Seller 5**" -

- the Seller 1, the Seller 2, the Seller 3, the Seller 4 and the Seller 5 are hereinafter collectively referred to as the "**Sellers**" -

(6) **Cimpress Deutschland GmbH,** registered in the commercial register of the local court of Berlin under HRB 115906 B registered business address at Quartier Am Salzufer, Salzufer 6, 10587 Berlin, Germany

- "**Purchaser**" -

(7) **Cimpress N.V.**, registered in the commercial register (*Kamer van Koophandel*) of the Netherlands under 14117527, registered business address at Hudsonweg 8, 5928LW Venlo, Netherlands

- "**Guarantor**" -

(8) **WIRmachenDRUCK GmbH**, registered in the commercial register of the local court of Stuttgart under HRB 727418, registered business address at Mühlbachstrasse 7, 71522 Backnang, Germany

- "**Company**" -

- the Sellers, the Purchaser, the Guarantor and the Company are hereinafter individually referred to as "**Party**" and collectively referred to as the "**Parties**" -

- 3 - TABLE OF CONTENTS DEFINITIONS 4 LIST OF EXHIBITS 6 PREAMBLE 7 1. Sale and Transfer 7 2. Share Purchase Price 9 3. Closing Accounts 11 4. Contingent Purchase Price (Earn-out) 14 5. Closing Conditions 18 6. Closing 21 7. Representations and Warranties of the Sellers 22 8. Remedies 22 9. Limitations to the Sellers' Liability 24 10. Representations and Warranties of the Purchaser and the Guarantor 26 11. Special Indemnities 28 12. Tax Indemnity 28 13. Covenants of the Sellers 33 14. Joint Venture 36 15. Transition of Business 38 16. Guarantees and other covenants of the Guarantor 39 17. Confidentiality and Public Announcements 39 18. Non-Competition and related Covenants 40 19. Notices 41 20. Sellers' Agent 42 21. Bank Accounts 42 22. Costs 43 23. Miscellaneous 43

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DEFINITIONS

Acceptance Notice....37
Adverse Effect....16
Affiliates....17
Aggregate Purchase Price....24
Aggregated Gross Profit....14
Agreement....7
AO....28
Average Cimpress Share Price....10
Bad Leaver Scenario....14
Base-Month Profits....17
Beneficiaries....22
BGB....8
Breach....22
Breach Notification....22
Business Day....43
Call Option....37
Cartel Filings....18
Cash....9
Change of Control....17
Cimpress Stock....10
Closing....21
Closing Accounting Principles....12
Closing Accounts....12
Closing Conditions....19
Closing Date....22
Closing Events....21
Closing Payments....11
CoC Date....17
CoC Earn-Out Statement....17
CoC Payment Date....18
Company....2
Competitive Activities....39
Confidentiality Agreement....39
Confirmatory Payroll Tax Ruling....32
Consideration Shares....10
Contingent Payment Date....15
Contingent Purchase Price....14
Contractual Interest Rate....13
De minimis Amount....24
Debt....9
Downward Adjustment Amount....13
Earn-Out Period....14
Earn-Out Phase 1....17
Earn-Out Phase 2....17
Earn-Out Statements....16
End-Month Profits....17
Escrow Agent....10
Escrow Agreement....10
Escrow Amount....10
Estimated Share Purchase Price....10
Exchange....11
Exchange Rate....11
Final Closing Accounts....13
Final Earn-Out Statement....16
Final Share Purchase Price....13
Fundamental Warranties....22
Guarantor....2
Guarantor SEC Documents....27
HGB....12
Holdback Amount....10
Independent Expert....12
Individual Seller Allocation....8
Initial Estimated Share Purchase Price....9
IP Warranties....22
Joint Venture....36
JV Shares....37
Key Employees....22
Losses....23
Lower Limit WC Corridor....9
Material Adverse Change....18
Mutual Closing Conditions....18
Objection Notice....12
Objection Period....12
Option Deed....37
Option Holder....37
Option Period....37
Ordinary Course of Business....34
Parties....2
Party....2
Payroll Tax Ruling....31
Permanent Inability....14
Person....40
Purchase Price Balancing Amount....13
Purchaser....2
Purchaser Closing Conditions....19
Registration Rights Agreement....15
Revised Closing Accounts....12
Revised Estimated Share Purchase Price....10
Scheduled Closing Date....21
SEC....27
Seller 1....2
Seller 1 Closing Payment....11
Seller 2....2
Seller 2 Closing Payment....11
Seller 3....2
Seller 3 Closing Payment....11
Seller 4....2
Seller 4 Closing Payment....11
Seller 5....2
Seller 5 Closing Payment....11
Sellers....2
Sellers' Agent....42
Sellers' Knowledge....22
Sellers' Related Party....34

- 5 - Sellers' Warranties ........................................ 22 Share Purchase Price ..................................... 9 Shares .............................................................. 7 Signing Date .................................................... 7 Source Code Contract .................................. 36 Special Deductible ........................................ 26 Specific Matters ............................................ 28 Stock Consideration ..................................... 10 Straddle Period ............................................. 30 Tax Audits ...................................................... 32 Tax Authority ................................................. 28 Tax Corrected Contingent Purchase Price 15 Tax Measures ................................................ 32 Tax Returns ................................................... 29 Tax Warranties .............................................. 22 Tax/Taxes ....................................................... 28 Termination Date ...........................................20 Third Party Claim ..........................................23 Transaction ......................................................7 Transaction Expenses ....................................9 Two-Year Operating Plan .............................17 Unsecured Amount .......................................13 Unused Holdback Amount ...........................13 Updated Disclosure Schedule .....................25 Upper Limit WC Corridor ................................9 Upward Adjustment Amount .......................13 Valid Objection ..............................................12 VAT .................................................................29 VAT Directive .................................................29 Working Capital ...............................................9 Working Capital Corridor ...............................9 Working Capital Target ...................................9

- 6 - LIST OF EXHIBITS Exhibit (C) Description of Shares Exhibit 1.7 Consent declarations of spouses Exhibit 2.2 Definitions of Cash, Debt and Working Capital Exhibit 2.4 Escrow Agreement Exhibit 2.7 Investment Representations Exhibit 4.1 Account system (Kontenrahmen) Exhibit 4.4(c) Rights and obligations relating to registration rights Exhibit 4.6 Changes to business not permitted Exhibit 4.7 Two-Year Operating Plan Exhibit 5.4 MAC Determination Procedure Exhibit 6.1(a) Managing director services agreements Exhibit 6.1(b) List of new signatories for bank accounts of the Company Exhibit 6.1(e) Deed of transfer for Consideration Shares Exhibit 6.2 Closing Confirmation Exhibit 7.1 Sellers' Warranties Exhibit 14.2 Draft of the sale and transfer agreement upon the exercise of the Call Option on the JV Shares Exhibit 15.2 Draft of amendment agreement to new employment agreements for Key Em- ployees Exhibit 15.3 List of continuing agreements Exhibit 15.4 Loan agreements with printing partners Exhibit 1.1 Confidentiality Agreement

- 7 - PREAMBLE (A) The Company is a German limited liability company (Gesellschaft mit beschränkter Haftung - GmbH) and is active as an online printing company in Germany and, to a smaller extent, in oth- er European countries. (B) The share capital of the Company amounts to EUR 26,460.00 as of the date hereof ("Signing Date"). (C) The Sellers are the sole shareholders of the Company. The Sellers hold shares in the Company as specified in Exhibit (C) ("Shares"). (D) The Seller 1 and the Seller 2 are currently managing directors of the Company and shall contin- ue this function following the Closing of the transaction contemplated by this Agreement ("Transaction") pursuant to new managing director service agreements to be concluded with effect as of the Closing. (E) The Guarantor is one of the leading global companies listed on the Nasdaq Global Select Mar- ket focusing on mass customization and web-to-print. The Guarantor wishes to ensure full and punctual fulfilment of all payment obligations of the Purchaser under this Agreement and to as- sume the obligations imposed on the Guarantor under this Agreement. (F) The Purchaser is an indirect wholly-owned subsidiary of the Guarantor. (G) The Sellers and the Purchaser have agreed that the Sellers sell and transfer all Shares in the Company to the Purchaser subject to the terms and conditions of this share purchase agree- ment ("Agreement"). NOW, THEREFORE, the Parties agree as follows: 1. SALE AND TRANSFER 1.1 The Seller 1 hereby agrees to sell (verkaufen) the Shares 1 to the Purchaser and, subject to the conditions precedent (aufschiebende Bedingungen) of payment of the Closing Payments in ac- cordance with Section 2.8 and delivery of the Consideration Shares assigns (übertragen) the Shares 1, including all ancillary rights (Nebenrechte) in particular the right to receive dividends for the current fiscal year as well as not distributed profits for previous fiscal years, to the Pur- chaser. The Purchaser hereby agrees to the sale and assignment of the Shares 1. 1.2 The Seller 2 hereby agrees to sell (verkaufen) the Shares 2 to the Purchaser and, subject to the conditions precedent (aufschiebende Bedingungen) of payment of the Closing Payments in ac- cordance with Section 2.8 and delivery of the Consideration Shares assigns (übertragen) the Shares 2, including all ancillary rights (Nebenrechte) in particular the right to receive dividends for the current fiscal year as well as not distributed profits for previous fiscal years, to the Pur- chaser. The Purchaser hereby agrees to the sale and assignment of the Shares 2. 1.3 The Seller 3 hereby agrees to sell (verkaufen) the Shares 3 to the Purchaser and, subject to the conditions precedent (aufschiebende Bedingungen) of payment of the Closing Payments in ac-

- 8 - cordance with Section 2.8 and delivery of the Consideration Shares assigns (übertragen) the Shares 3, including all ancillary rights (Nebenrechte) in particular the right to receive dividends for the current fiscal year as well as not distributed profits for previous fiscal years, to the Pur- chaser. The Purchaser hereby agrees to the sale and assignment of the Shares 3. 1.4 The Seller 4 hereby agrees to sell (verkaufen) the Shares 4 to the Purchaser and, subject to the conditions precedent (aufschiebende Bedingungen) of payment of the Closing Payments in ac- cordance with Section 2.8 and delivery of the Consideration Shares assigns (übertragen) the Shares 4, including all ancillary rights (Nebenrechte) in particular the right to receive dividends for the current fiscal year as well as not distributed profits for previous fiscal years, to the Pur- chaser. The Purchaser hereby agrees to the sale and assignment of the Shares 4. 1.5 The Seller 5 hereby agrees to sell (verkaufen) the Shares 5 to the Purchaser and, subject to the conditions precedent (aufschiebende Bedingungen) of payment of the Closing Payments in ac- cordance with Section 2.8 and delivery of the Consideration Shares assigns (übertragen) the Shares 5, including all ancillary rights (Nebenrechte) in particular the right to receive dividends for the current fiscal year as well as not distributed profits for previous fiscal years, to the Pur- chaser. The Purchaser hereby agrees to the sale and assignment of the Shares 5. 1.6 The Sellers, being the sole shareholders of the Company and waiving compliance with all for- malities and notice periods with regard to the convening and holding of a shareholders’ meet- ing, hereby hold a shareholders' meeting of the Company and hereby unanimously pass a shareholders’ resolution declaring consent to the sale and transfer of the Shares under this Agreement as provided in Section 9 of the articles of association (Gesellschaftsvertrag) of the Company. The Company hereby declares the consent of the Company to the sale and transfer of the Shares under this Agreement. The Sellers hereby expressly waive any pre-emptive right (Vorkaufsrecht) or other rights they may have to purchase the Shares. 1.7 The spouses of the Sellers 3 and 5 have consented to the execution and implementation to this Agreement to comply with the requirements of Section 1365 of the German Civil Code (BGB) ("BGB") pursuant to the consent declarations attached hereto as Exhibit 1.7. Seller 1 is not married. For the marriage of Seller 2, separation of estate (Gütertrennung) applies. A declara- tion by the spouse of Seller 2 is attached hereto as part of Exhibit 1.7. 1.8 The percentage of Share Purchase Price or Contingent Purchase Price due to each Seller shall be calculated on the basis of the ratio of the nominal amount of the Shares sold by the respec- tive Seller to the full share capital of the Company and is hereinafter referred to as "Individual Seller Allocation".

- 9 - 2. SHARE PURCHASE PRICE 2.1 The share purchase price ("Share Purchase Price") shall be calculated according to the follow- ing formula: EUR 140,000,000 (in words: Euro one hundred forty million); plus (a) the amount of the Cash of the Company as of the Closing Date according to the Final Closing Accounts; and (b) the amount, if any, by which the Working Capital of the Company according to the Final Closing Accounts as of the Closing Date exceeds the Upper Limit WC Corridor; minus (c) the amount of the Debt of the Company as of the Closing Date as shown in the Final Closing Accounts; (d) the amount, if any, by which the Working Capital of the Company according to the Final Closing Accounts as of the Closing Date falls short of the Lower Limit WC Corridor; (e) the amount of Transaction Expenses that are shown in the Final Closing Accounts. 2.2 For the determination of the Share Purchase Price the following definitions shall apply: (a) "Cash" shall have the meaning given it in Exhibit 2.2; (b) "Debt" shall have the meaning given it in Exhibit 2.2; (c) "Working Capital" shall have the meaning given it in Exhibit 2.2; (d) "Working Capital Target" shall mean an amount of minus EUR 4,700,000; (e) "Working Capital Corridor" shall mean a corridor of EUR 350,000 above and below the Working Capital Target, i.e. the upper limit of the Working Capital Corridor is an amount of minus EUR 4,350,000 ("Upper Limit WC Corridor") and the lower limit of the Working Capital Corridor is an amount of minus EUR 5,050,000 ("Lower Limit WC Cor- ridor"). (f) "Transaction Expenses" shall mean all external transaction costs, costs or payments based on claims which are directly and only triggered by the change of control in the Company, retention, severance or similar obligations of the Company based on com- mitments or agreements prior to Closing and required to be paid by the Company after the Closing except for any expenses expressly agreed to be borne by the Purchaser, in- cluding Sections 2.4, 3.10 and 22. 2.3 The Parties estimate the Share Purchase Price as of the Scheduled Closing Date based on the Sellers' good faith estimates of the items set forth in Section 2.1 to an amount of EUR 156,500,000 ("Initial Estimated Share Purchase Price"). Not less than eight (8) Busi-

- 10 - ness Days prior to the Scheduled Closing Date, the Sellers' Agent shall send an update of the Sellers' good faith estimate of the Share Purchase Price ("Revised Estimated Share Pur- chase Price") together with a draft of the Closing Accounts reflecting the due estimates of the Sellers and other documentation which supports the Sellers' calculation of the Revised Estimat- ed Share Purchase Price. If Sellers' Agent and Purchaser agree not later than five (5) Business Days prior to the Scheduled Closing Date on the Revised Estimated Share Purchase Price, then the Revised Estimated Share Purchase Price shall be used to determine the payments to be effected by the Purchaser on the Scheduled Closing Date. Unless not agreed otherwise, if the Sellers and Purchaser fail to agree on the Revised Estimated Share Purchase Price until two (2) Business Days prior to the Scheduled Closing Date, the Initial Estimated Share Pur- chase Price shall be used to determine the payments to be effected by the Purchaser on the Scheduled Closing Date. The amount of the estimate of the Share Purchase Price being deci- sive for the payments to be effected by the Purchaser on the Scheduled Closing Date pursuant to this Section 2.3 is hereinafter referred to as "Estimated Share Purchase Price". Any agreement reached in this phase of the procedure does not preclude either Party from request- ing a subsequent adjustment based on Section 3. 2.4 On the Scheduled Closing Date, an amount equal to EUR 18,000,000 (in words: Euro eighteen million) ("Escrow Amount") shall be deposited by the Purchaser in escrow at the notary public Thomas Haasen, Munich ("Escrow Agent") pursuant to an escrow agreement essentially in the form attached as Exhibit 2.4 ("Escrow Agreement"). The costs of the Escrow Agent shall be borne by the Purchaser. The Escrow Amount shall serve as collateral for the satisfaction of any claims by the Purchaser against any, several or all of the Sellers pursuant to the Agreement, in- cluding but not limited to claims arising from the Sellers' breaches of Sellers' Warranties or non- compliance of any covenants. 2.5 The Escrow Amount shall be released to the Sellers in accordance with the provisions of the Escrow Agreement. 2.6 An amount equal to EUR 3,000,000 (in words: Euro three million) ("Holdback Amount") shall not be paid by the Purchaser to the Sellers on the Scheduled Closing Date, but shall be with- held from the Estimated Share Purchase Price and shall serve as collateral for the satisfaction of any claims by the Purchaser against the Sellers for the payment of a Downward Adjustment Amount pursuant to Section 3.8(b). 2.7 An amount equal to EUR 8,000,000 (in words: Euro eight million) ("Stock Consideration") of the Estimated Share Purchase Price shall not be paid by the Purchaser to the Sellers on the Scheduled Closing Date in cash, but shall be settled with discharging effect by delivery of ordi- nary shares, EUR 0.01 par value per share, of Cimpress N.V. ("Cimpress Stock") by the Pur- chaser to the Sellers equal to the Stock Consideration divided by the Average Cimpress Share Price measured as of the Scheduled Closing Date, rounded downwards to the next full number of shares ("Consideration Shares"). At the Closing, each Seller shall make the Investment Representations with respect to the Consideration Shares that are set forth on Exhibit 2.7. The Consideration Shares shall be allocated to the Sellers at the Individual Seller Allocation, subject to any reasonable adjustments in view of rounding requirements. For purposes of this Agree- ment, the "Average Cimpress Share Price" means the average closing price for Cimpress Stock on the Exchange for all trading days during the 180 calendar-day period ending on the

- 11 - last trading day prior to the Scheduled Closing Date or, as the case may be, the date of pay- ment of the Contingent Purchase Price; the "Exchange" means the Nasdaq Global Select Mar- ket or any successor thereto or such other public securities exchange on which Cimpress ordi- nary shares may be traded in lieu of the Nasdaq Global Select Market. For purposes of calculat- ing the number of Consideration Shares, the Euro-US Dollar exchange rate as published by Wall Street Journal Europe at 11.00 am (German time) on the website "wsj.com" (the "Ex- change Rate") on the last Business Day preceding the Scheduled Closing Date shall be used to convert the Average Cimpress Share Price into Euro. If Cimpress Stock is not traded on an Exchange at Closing, then the Stock Consideration shall be paid in cash. 2.8 The Purchaser shall effect the following payments on the Scheduled Closing Date ("Closing Payments"): (a) The Purchaser shall pay to the Seller 1 at Closing an amount equal to his Individual Seller Allocation of the total of the Estimated Share Purchase Price less the Escrow Amount less the Holdback Amount less the Stock Consideration ("Seller 1 Closing Payment") by wire transfer of funds to the Seller 1; (b) The Purchaser shall pay to the Seller 2 at Closing an amount equal to the Individual Seller Allocation of the total of the Estimated Share Purchase Price less the Escrow Amount less the Holdback Amount less the Stock Consideration ("Seller 2 Closing Payment") by wire transfer of funds to the Seller 2; (c) The Purchaser shall pay to the Seller 3 at Closing an amount equal to the Individual Seller Allocation of the total of the Estimated Share Purchase Price less the Escrow Amount less the Holdback Amount less the Stock Consideration ("Seller 3 Closing Payment") by wire transfer of funds to the Seller 3; (d) The Purchaser shall pay to the Seller 4 at Closing an amount equal to the Individual Seller Allocation of the total of the Estimated Share Purchase Price less the Escrow Amount less the Holdback Amount less the Stock Consideration ("Seller 4 Closing Payment") by wire transfer of funds to the Seller 4; (e) The Purchaser shall pay to the Seller 5 at Closing an amount equal to the Individual Seller Allocation of the total of the Estimated Share Purchase Price less the Escrow Amount less the Holdback Amount less the Stock Consideration ("Seller 5 Closing Payment") by wire transfer of funds to the Seller 5; (f) The Purchaser shall pay to the Escrow Agent an amount equal to the Escrow Amount by wire transfer of funds to the Escrow Agent. 2.9 The Parties have the common understanding that the sale of the Shares pursuant to this Agreement does not trigger VAT. The Sellers will not opt for VAT with respect to the sale of the Shares pursuant to Section 9 (1) German VAT Act (Umsatzsteuergesetz). 3. CLOSING ACCOUNTS 3.1 The Purchaser shall prepare with the assistance of the Company and deliver to the Sellers' Agent a balance sheet of the Company as of the Closing Date, including a calculation of the

- 12 - amounts of Cash, Debt, Working Capital, Transaction Expenses and Share Purchase Price ("Closing Accounts") within 60 Business Days following the Closing Date. The Closing Ac- counts shall be prepared on the basis of the German Commercial Code (HGB) ("HGB") in line with German generally accepted accounting principles in accordance with the accounting poli- cies as applied by the Company, including the principle of balance sheet continuity and retain- ing the same methods of accounting for and valuation of all assets, liabilities and reserves and the same policies and elections used or made by the Company in the preparation of the finan- cial statements for the business year ending on 31 December 2014, each to the extent in line with HGB ("Closing Accounting Principles"). 3.2 The Sellers’ Agent shall notify the Purchaser in writing of any objections to the items set forth in the Closing Accounts which are relevant for the calculation of the Share Purchase Price within 20 Business Days of receipt of the Closing Accounts ("Objection Period"), specifying the changes the Sellers wish to make and providing justification for their views ("Objection No- tice"). The Sellers’ Agent shall deliver to the Purchaser together with the Objection Notice a re- vised version of the Closing Accounts which includes the amendments to the Closing Accounts which are in the Sellers’ Agent's opinion required and which are described in detail in the Objec- tion Notice ("Revised Closing Accounts"). 3.3 If the Purchaser and the Sellers’ Agent are not able to resolve the contentious matters set forth in the Revised Closing Accounts within 15 Business Days of the receipt of it by the Purchaser, the Purchaser and the Sellers’ Agent shall jointly appoint an accounting expert to review the contentious matters. If the Purchaser and the Sellers’ Agent cannot agree on an accounting ex- pert, any of them may apply to the German Institute of Chartered Accountants (Institut der Wirtschaftsprüfer in Deutschland e.V.) who shall appoint one of the "Big Four" accounting firms as accounting expert ("Independent Expert"). The Independent Expert shall act as an expert with binding effect for the Sellers and the Purchaser. The items determined by the Independent Expert may not be above or below the figures proposed by the Sellers’ Agent and the Purchas- er. The Independent Expert shall, taking account of any matters already agreed by the Sellers’ Agent and the Purchaser, also determine the changes (if any) to be made to the Closing State- ments, which as so changed, shall replace the previously submitted Closing Statements. The Parties shall instruct the Independent Expert to complete its review and determination within 20 Business Days of commencing such review. The Sellers’ Agent and the Purchaser shall be giv- en the opportunity to present their views in English in writing and in at least one oral hearing. The procedure conducted by the Independent Expert shall be carried out in English, and all writ- ten evidence submitted to the Independent Expert shall be provided with English translations where the original document is not in English. 3.4 If the Sellers’ Agent does not deliver a valid Objection Notice (together with Revised Closing Accounts) within the Objection Period ("Valid Objection") or the Sellers’ Agent notifies the Pur- chaser that the Sellers have no objection to the Closing Accounts, they will become final and binding on the Parties for the purpose of the Agreement on the earlier of the date of such notice or the day on which the Objection Period has expired without a Valid Objection. 3.5 If the Sellers’ Agent gives a Valid Objection, the Closing Accounts (as amended, if required) shall become final and binding on the Parties for the purpose of the Agreement on the earlier of either:

- 13 - (a) the day on which the Sellers’ Agent and the Purchaser resolve in writing the contentious matters amongst themselves; or (b) the day on which the Independent Expert delivers his decision in writing regarding the contentious matters. In both cases the Closing Accounts shall be amended to reflect such resolution of the conten- tious matters. 3.6 The Closing Accounts (as amended, if required) which have become binding on the Parties according to Sections 3.4 and 3.5 are hereinafter referred to as the "Final Closing Accounts". 3.7 The Share Purchase Price calculated on the basis of the numbers set forth in the Final Closing Accounts is hereinafter referred to as the "Final Share Purchase Price". 3.8 If, based on the Final Closing Accounts, there is a difference between the Estimated Share Pur- chase Price and the Final Share Purchase Price as calculated based on the Final Closing Ac- counts, then such difference ("Purchase Price Balancing Amount") shall be paid as follows: (a) if the Final Share Purchase Price is higher than the Estimated Share Purchase Price (such difference amount: "Upward Adjustment Amount"), then the Purchaser shall pay within 10 Business Days after the Final Closing Accounts have become available the Upward Adjustment Amount plus interest at the Contractual Interest Rate as from the Scheduled Closing Date to the Sellers split pursuant to the Individual Seller Allocation. The Share Purchase Price shall be deemed to have been increased by the Upward Ad- justment Amount and interest at the Contractual Interest Rate; (b) if the Final Share Purchase Price is lower than the Estimated Share Purchase Price (such difference amount: "Downward Adjustment Amount"), then (i) the Purchaser's claim on account of payment of the Downward Adjustment Amount shall be set-off against the Holdback Amount and the Holdback Amount shall be reduced accordingly and (ii) to the extent that the Downward Adjustment Amount exceeds the Holdback Amount ("Unsecured Amount"), the Sellers shall pay the Unsecured Amount plus in- terest at the Contractual Interest Rate as from the Scheduled Closing Date to the Pur- chaser within 10 Business Days after the Final Closing Accounts have become availa- ble. The Share Purchase Price shall be deemed to have been reduced by the Down- ward Adjustment Amount and interest at the Contractual Interest Rate. (c) In case and to the extent the Holdback Amount is not required to satisfy the Purchaser's claims pursuant to Section 3.8(b) ("Unused Holdback Amount"), the Purchaser shall pay the Unused Holdback Amount plus interest at the Contractual Interest Rate as from the Scheduled Closing Date to the Sellers split between the Sellers pursuant to the Indi- vidual Seller Allocation within 10 Business Days after the Final Closing Accounts are available. 3.9 "Contractual Interest Rate" means 1.5% per annum. 3.10 The costs of the Sellers' review of the Closing Accounts shall be borne by the Sellers. Any costs of the Purchaser or the Company in connection with the Closing Accounts shall be borne (eco-

- 14 - nomically) by the Purchaser. The costs of the Independent Expert shall be allocated to reflect the extent to which each Party's positions were respectively accepted and rejected, as deter- mined by the Independent Expert. 3.11 All declarations to be made by the Sellers throughout the procedure set forth in this Section 3 shall be made on behalf of the Sellers by the Sellers' Agent only, acting for all Sellers, and the Purchaser shall be entitled to rely in all respects on any communication from the Sellers' Agent. The Sellers' Agent is entitled to receive on behalf of the Sellers all declarations to be made vis- à-vis the Sellers pursuant to this Section 3. 4. CONTINGENT PURCHASE PRICE (EARN-OUT) 4.1 For purposes of this Section 4: (a) "Aggregated Gross Profit" shall mean the amount of (i) revenues (Umsatzerlöse) gen- erated in the ordinary course of business as defined in Section 275 para. (2) no. 1 or (3) no. 1 HGB (as the case may be) less, and as booked in the line items of the account system (Kontenrahmen) set forth in Exhibit 4.1: (ii) material expenses (Materi- alaufwand) in the meaning of Section 275 para. (2) no. 5 HGB and as booked in the line items of the account system (Kontenrahmen) set forth in Exhibit 4.1 less (iii) delivery expenses (Vertriebskosten) and as booked in the line items of the account system (Kontenrahmen) set forth in Exhibit 4.1, each as shown in the Final Earn-Out State- ments, provided, the Aggregated Gross Profit shall be adjusted for an amount that would have been counted as Aggregated Gross Profit had the Purchaser not modified the Company’s pre-Closing revenue recognition cut-off policies; provided further, such adjustment shall be based upon the resultant deferred revenue balance as of December 31, 2017 and the average level of Aggregated Gross Profit of the Company during cal- endar year 2017. (b) "Bad Leaver Scenario" shall be fulfilled in case (i) the managing director service agreement of the relevant Seller is terminated by such Seller without material reason (wichtiger Grund) in the meaning of Section 626 (1) of the German Civil Code or (ii) the employment agreement of the relevant person is terminated by the Company for mate- rial reason (wichtiger Grund) in the meaning of Section 626 (1) of the German Civil Code based on personal misbehaviour. In case of a death or Permanent Inability to work of Seller 1 or Seller 2, this shall not constitute a Bad Leaver Scenario. For such purposes, “Permanent Inability” means that the Seller, based upon reasonable medical evidence, has become physically or mentally incapacitated so as to render him or her incapable of performing his usual and customary duties. 4.2 In case the sum of the Aggregated Gross Profit of the Company for the calendar years 2016 and 2017 ("Earn-Out Period") exceeds the target set forth in Exhibit 4.1, the Purchaser shall pay to the Sellers, split pursuant to the Individual Seller Allocations, a contingent purchase price, calculated in accordance with Exhibit 4.1, in an amount not to exceed EUR 40,000,000 (in words: Euro forty million) ("Contingent Purchase Price") plus interest at the Contractual Inter- est Rate since 1 April 2018 pursuant to this Section 4.

- 15 - 4.3 The Purchaser shall pay the Contingent Purchase Price to the Sellers 1 to 5, as the case may be, subject to any German Tax deductions, if and to the extent a Tax deduction/payment by the Purchaser with respect to the Contingent Purchase Price is required under German law (includ- ing case-law and official publications of the Tax Authorities) applicable at the Contingent Pay- ment Date. If the Purchaser is required to make such Tax deduction/payment, the Purchaser shall make the Tax deduction and the Tax payment to the Tax Authorities in accordance with applicable German law (the Contingent Purchase Price less such applicable Tax deduction amount hereinafter referred to as the “Tax Corrected Contingent Purchase Price”) and pro- vide the Sellers 1 to 5, as the case may be, with written evidence or confirmation (including con- firmation by using an official form if such form is legally required) issued by the Purchaser that such Tax deduction/payment has been made upon payment of the Tax Corrected Contingent Purchase Price to the relevant Seller. Subject to the preceding sentences of this Section 4.3 which shall take priority, the Purchaser shall not be entitled to deduct German payroll Tax (Lohnsteuer) from the Contingent Purchase Price payable to Sellers 1, 2 and 4, as the case may be, if (i) a Confirmatory Payroll Tax Ruling is issued to the Company within seven (7) months after the Closing Date and such ruling is maintained as of a Bad Leaver Scenario, (ii) a Payroll Tax Ruling that is not a Confirmatory Payroll Tax Ruling is issued to the Company in the aforementioned period or (iii) an application for a Payroll Tax Ruling has been submitted to the competent Tax Authorities as set forth under Section 12.8 but no Payroll Tax Ruling has been issued to the Company within seven (7) months after the Closing Date. 4.4 As regards the payment of the Contingent Purchase Price, the Parties agree as follows: (a) The Tax Corrected Contingent Purchase Price shall be paid at the Purchaser's election either in cash or in Cimpress Stock (or a combination thereof) and the number of shares of Cimpress Stock to be issued shall be determined by dividing the Contingent Pur- chase Price (to the extent paid in Cimpress Stock) by the Average Cimpress Stock Price using the Exchange Rate, measured respectively as of the last trading day and last Business Day preceding the date of payment of the Tax Corrected Contingent Purchase Price ("Contingent Payment Date"); (b) The Sellers acknowledge and agree that any Cimpress Stock that is issued to the Sellers as all or part of the Tax Corrected Contingent Purchase Price shall be subject to any applicable restrictions on resale under the Securities Act of 1933 of the United States and regulations promulgated thereunder, and the Sellers who at such time are employees or managers of the Company shall also be subject to Cimpress policies and rules governing transaction in Cimpress Stock; (c) Exhibit 4.4(c) sets forth the rights and obligations of Cimpress N.V. and the Sellers with respect to the registration and resale of the Cimpress Stock issued to the Sellers under this Section 4.4, which rights and obligations shall be set forth in a separate agreement to which Cimpress N.V. shall be a party ("Registration Rights Agreement"); (d) In no event shall the number of shares of Cimpress Stock issued under Section 2.7 and this Section 4.4 exceed 19.9% of the total number of outstanding shares of Cimpress Stock on the Scheduled Closing Date or the Contingent Payment Date respectively, in

- 16 - which case a respective exceeding amount of the Stock Consideration and/or of the Tax Corrected Contingent Purchase Price, as the case may be, shall be paid in cash; (e) If Cimpress Stock is not traded on an Exchange at the time the Tax Corrected Contin- gent Purchase Price is expected to be paid or if a registration statement for the Cim- press Stock is not effective within than 7 days following such expected payment date (except by reason of a suspension as permitted by paragraph 1(c) of Exhibit 4.4(c)), then the Tax Corrected Contingent Purchase Price shall be paid in cash. 4.5 The Gross Profit for the Earn-Out Period shall be determined on the basis of the financial statements of the Company for such periods to be prepared by the Purchaser in line with the HGB and German generally accepted accounting principles ("Earn-Out Statements"). The Purchaser shall arrange for an audit of the Earn-Out Statements to the extent that a period rele- vant for the Earn-out is part of a financial year of the Company (Geschäftsjahr), whereby it is clarified that the Purchaser intends to introduce a financial year of the Company for the period from 1 July to 30 June of the following year after Closing. The Earn-Out Statements will be pro- vided to the Seller's Agent within thirty (30) Business Days following the Earn-Out Period. Upon the request of the Sellers’ Agent, the financial statements of the Company for the period from July 1 to December 31, 2017, which are not audited pursuant to the second sentence above, shall be audited and the costs of such audit shall be borne by the Sellers. Sections 3.2 through 3.5, 3.10 and 3.11 shall apply mutatis mutandis accordingly for any dispute resolution regarding the Earn-Out Statements. The Earn-Out Statement (as amended, if required) which has be- come binding between the Parties according to Sections 3.4 and 3.5 shall be the "Final Earn- Out Statement". 4.6 After Closing, the Purchaser is entitled to implement any changes in the conduct of the Compa- ny's business it deems necessary except for the matters listed in Exhibit 4.6 and other than changes the effect or sole purpose of which are to adversely affect the ability of the Sellers to earn the Contingent Purchase Price ("Adverse Effect"). In the event there is (i) a breach by the Purchaser of its covenants in Exhibit 4.6 or (ii) an Adverse Effect (or such Adverse Effect can be reasonably expected) resulting from a material change in the sourcing strategy of the Com- pany (i.e. dealings with all raw material suppliers and printing partners) and that is proposed or implemented by the Company at the request of the Purchaser and, in either (i) or (ii), the Sellers' Agent has objected in writing to such relevant issue within one month after the Sellers have been informed of such intention or implementation, then the Contingent Purchase Price shall be adjusted to neutralize the effect of such changes if they have resulted in an Adverse Ef- fect. The objections from the Sellers’ Agent shall state in reasonable detail his reasons for be- lieving that the relevant issue will result in an Adverse Effect, and the Purchaser shall be enti- tled to dispute the grounds for any such objections. If the Parties are unable to agree on wheth- er and how to adjust the Contingent Purchase Price, then the dispute shall be resolved, if agreed by the Sellers' Agent and the Purchaser, as provided in the last two sentences of Sec- tion 4.5, and if not so agreed, by the arbitration procedure pursuant to Section 23.10. 4.7 Payment of the Tax Corrected Contingent Purchase Price shall be subject to the Sellers con- ducting, unless otherwise agreed between the Sellers and the Purchaser, the business (i) in a manner substantially consistent with past practice with a view to sustaining continued growth without significant negative impact on the Company's free cash flow margin, operating income

- 17 - margin and key balance sheet metrics and (ii) within the budgets for expenses (other than ma- terial expenses (Materialaufwand) and delivery expenses (Kosten Warenabgabe)) as set forth in the business plan and budgets for the Earn-Out Period attached hereto as Exhibit 4.7 (the "Two-Year Operating Plan"). The Purchaser, including any additional managing director of the Company appointed by the Purchaser, shall not initiate any actions after the Closing which ma- terially hinder the fulfilment of the Two-Year Operating Plan by the Company. If the Sellers 1 and 2 become aware that there is based on a reasonable assessment a deviation from the Two-Year Operating Plan, the Sellers shall promptly inform the Purchaser and the Sellers and the Purchaser shall discuss in good faith any amendment possibly required to the Two-Year Operating Plan. Any amendment to the Two-Year Operating Plan can only be implemented in case the Purchaser and the Sellers agree to such amendment. If the Purchaser becomes aware that there is, based on a reasonable assessment, a breach by the Sellers of their obligations set forth in this Section 4, the Purchaser shall promptly inform the Sellers. 4.8 In the event that the Purchaser transfers or otherwise disposes of all or of the majority of the shares in the Company to a third party until 31 December 2017 ("Change of Control") and pro- vided the conditions set forth in this Section 4.8 for payment of the Contingent Purchase Price are fulfilled, the Purchaser shall pay to the Sellers, split pursuant to the Individual Seller Alloca- tions, the Tax Corrected Contingent Purchase Price plus interest at the Contractual Interest Rate since the CoC Payment Date (as defined in Section 4.9 below). The date of the comple- tion of the transaction triggering a Change of Control is hereinafter referred to as "CoC Date". A transfer or disposal of all or of the majority of shares in the Company to any current or future af- filiates of the Purchaser within the meaning of Sec. 15 et seq. German Stock Corporation Act ("Affiliates") shall not be considered as a Change of Control and shall not trigger the payment of the Contingent Purchase Price. (a) In case of a Change of Control, for the purpose of calculating the Contingent Purchase Price, the Aggregated Gross Profit for the Earn-Out Period shall be determined (i) for the period between 1 January 2016 until the month end prior to the CoC Date ("Earn- Out Phase 1") on the basis of the actual business figures of the Company and (ii) for the remainder of the Earn-Out Period not covered by the Earn-Out Phase 1 ("Earn-Out Phase 2") as set forth in Section 4.8(b) below. (b) The Purchaser shall calculate the Aggregated Gross Profits for (i) the most recent com- plete calendar month prior to the Closing Date ("Base-Month Profits") and for (ii) the most recent complete calendar month prior to the CoC Date ("End-Month Profits").The growth rate of Aggregated Gross Profits from the Base-Month Profits to the End-Month Profits shall then be applied on a linear basis to the Earn-Out Phase 2 in order to calcu- late the Aggregated Gross Profits for the Earn-Out Phase 2 for purposes of the Contin- gent Purchase Price. (c) In case of a Change of Control, the Purchaser shall prepare a statement on the relevant business figures of the Company for the Earn-Out Period according to the foregoing calculation included in Section 4.8(a) and (b) ("CoC Earn-Out Statement") and the pro- cedure set forth in Section 4.5 shall apply accordingly to the determination of the CoC Earn-Out Statement.

- 18 - 4.9 The Tax Corrected Contingent Purchase Price, if any, shall be due and payable in cash and/or Cimpress Stock to the Sellers within 20 Business Days (i) after the Earn-Out Statements for the calendar year 2017 have become final pursuant to Section 4.5 or, as the case may be, in case of a Change of Control, (ii) after the CoC Earn-Out Statements have become final pursuant to Section 4.8 in connection with Section 4.5 ("CoC Payment Date"). 4.10 Subject to the condition precedent (aufschiebende Bedingung) that the Company receives with- in seven (7) months after the Closing Date a Confirmatory Payroll Tax Ruling and such ruling is maintained as of a Bad Leaver Scenario, each of Seller 1 and Seller 2 shall forfeit his entitle- ment to the Contingent Purchase Price (and the Seller 4 forfeits a 50% portion of its entitlement to the Contingent Purchase Price per relevant Seller 1 and Seller 2) in case a Bad Leaver Sce- nario occurs with respect to such Seller until 31 December 2017. 4.11 Each of Seller 1, Seller 2 and Seller 4 shall forfeit the entitlement to the Contingent Purchase Price in case any of Seller 1 or Seller 2 breaches its obligations pursuant to Section 18 of the Agreement. In such case the entitlement of Seller 3 and Seller 5 to receive the Individual Seller Allocation of the Contingent Purchase Price attributable to such Sellers shall remain unaffected. 5. CLOSING CONDITIONS 5.1 The obligation of the Parties to perform the Closing Events shall be subject to each of the fol- lowing conditions ("Mutual Closing Conditions") being either fulfilled or duly waived pursuant to Section 5.5: (a) No restraining order or injunction which prohibits or delays the Transaction exists; (b) The consents required under the German Act against Competitive Restraints and under the Austrian merger control regime (collectively, the "Cartel Filings") have been granted or been deemed granted (e.g. due to lapse of applicable waiting periods), whereby any conditions (Auflagen und Bedingungen) declared by the respective authority have only to be accepted by the Purchaser under the requirements set forth in Section 5.6 below; (c) No Material Adverse Change shall have occurred between the Signing Date and the Closing Date; "Material Adverse Change" shall mean (i) any inability of the Seller 1 or the Seller 2, for whatever reason, to continue to serve on a full-time basis as managing director of the Company following the Closing Date, or (ii) any event or development that materially and adversely affects, or is reasonably likely to materially and adversely affect the business, properties, financial condi- tion or results of operations of the Company in a manner which will substantially prevent (or would reasonably be expected to substantially prevent) or substan- tially hinder the operation of the business of the Company after giving effect to the Transaction contemplated in this Agreement and which occurred after the Signing Date and which is not cured prior to the Scheduled Closing Date (or if the Material Adverse Effect is reasonably capable of cure and Sellers are active- ly seeking to cure such Material Adverse Effect, prior to the Termination Date, as

- 19 -

defined in Section 5.7) either by the Sellers or the Company without any financial disadvantages for the Company or fully compensated through insurance coverage available to the Company. Notwithstanding the foregoing, a Material Adverse Effect pursuant to this Section 5.1(c)(ii) shall not include, for which the Sellers shall bear the burden of proof (*Beweislast*), (A) changes arising out of or resulting from general economic or industry-wide financial conditions (including general developments of capital and financial markets), regulatory or political conditions generally affecting the Company's industry provided the impact on the Company is not significantly greater than on other companies operating in the industry in which it operates; (B) any change resulting from measures or actions in accordance with the terms of this Agreement or taken by or with the approval of the Purchaser or at the direction or request of the Purchaser; (C) any change resulting from the announcement or consummation of the Transaction, this Agreement or the transactions contemplated herein, including, but not limited to, any employee attrition, impact on revenues and relationship with suppliers and customers; (D) any change resulting from acts of God, earthquakes, hostilities, acts of sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of sabotage or terrorism or military actions; or (E) any change resulting from changes in laws or accounting rules or interpretations thereof. The preceding exceptions shall not apply to a Material Adverse Effect under Section 5.1(c)(i).

5.2 The obligation of the Purchaser to perform the Closing Events shall be subject to each of the following conditions ("**Purchaser Closing Conditions**") being either fulfilled or duly waived pursuant to Section 5.5:

(a) The Fundamental Warranties are true and correct at and as of the Signing Date and at and as of the Closing Date;

(b) The Company and/or any of the Sellers have not materially and intentionally breached the covenants in Section 13.1, 13.3, 13.4, 13.5, 13.7, 13.9, 13.10, 15.1, the first two sentences of Section 15.3, 15.4, or Section 18 (whereby for these purposes the covenants included in Section 18 are deemed to be given as from the Signing Date);

(c) The Sellers shall have delivered a certificate to the Purchaser confirming that the Purchaser Closing Conditions pursuant to Section 5.2(a) through 5.2(b) and the condition in Section 5.1(c) are fulfilled.

The Mutual Closing Conditions and the Purchaser Closing Conditions are collectively referred to as "**Closing Conditions**".

5.3 Each Party shall use reasonable best efforts to ensure that the Mutual Closing Conditions will be fulfilled as soon as possible after the Signing Date. The Sellers shall use reasonable best efforts to ensure that the Purchaser Closing Conditions will be fulfilled as soon as possible after the Signing Date. As soon as any of the Mutual Closing Conditions and/or any of the Purchaser Closing Conditions has been either fulfilled or waived, the Sellers and the Purchaser shall mutually notify each other thereof providing reasonable proof.

- 20 - 5.4 For the determination as to whether the Mutual Closing Condition set forth in Section 5.1(c)(ii) is fulfilled, the Parties agree to follow the procedure set forth in Exhibit 5.4. 5.5 The Purchaser may waive the fulfilment of any of the Purchaser Closing Conditions and/or the Mutual Closing Condition set forth in Section 5.1(c) by written notice to the Sellers' Agent. The effect of a waiver shall be limited to eliminating the need for the relevant Purchaser Closing Condition and/or Mutual Closing Condition to be fulfilled for the purposes of the Closing and shall not limit or prejudice any claims of the Purchaser may have with respect to such Purchas- er Closing Condition and/or Mutual Closing Condition not being fulfilled pursuant to this Agree- ment. 5.6 Except where required otherwise by mandatory law, the Purchaser shall prepare with the due cooperation by the Company and the Sellers the Cartel Filings and shall ensure that the Cartel Filings will be filed as soon as reasonable practical after the Signing Date, in any case within a period of three (3) Business Days following the Signing Date. In case the Company shall be re- quired under mandatory law to file the Cartel Filing, the Sellers shall ensure that the Company makes such Cartel Filing based on the draft prepared and approved by the Purchaser as soon as reasonably practical after the Signing Date, in any case within a period of three (3) Business Days following the Signing Date. The Sellers and the Company shall make available all support and information reasonably required by the Purchaser for the preparation of the Cartel Filings. The Purchaser shall take the lead in the Cartel Filings and shall keep the Sellers' Agent reason- ably informed about the status of the proceedings. No Party shall submit any Cartel Filings un- less the content has been approved by the Purchaser. All costs in relation to the Cartel Filings shall be borne by the Purchaser. In case the competent cartel authority only grants a clearance for the Cartel Filings with conditions (Auflagen und Bedingungen), the Purchaser is entitled in its sole discretion to contest such conditions provided there are reasonable prospects that such conditions can be removed, otherwise, the Purchaser is obliged to accept all conditions unless such conditions (i) provide for the sale of assets or businesses of any Affiliate of the Guarantor representing a turnover in excess of EUR 10,000,000 in the aggregate in Germany and Austria (based on the figures for the calendar year 2015), (ii) cause a material adverse effect to the Guarantor and its Affiliates (taken as a whole) or (iii) otherwise creates an unreasonable com- mercial hardship for the Purchaser. 5.7 In the event that any of the Mutual Closing Conditions has neither been fulfilled nor duly waived within six (6) months after the Signing Date (the "Termination Date"), the Sellers acting jointly or the Purchaser may withdraw (zurücktreten) from this Agreement, unless the non-fulfilment of the Closing Conditions is based on a breach by the Party that exercises the withdrawal right against its obligations in this Agreement. In the event that any of the Purchaser Closing Condi- tions has neither been fulfilled nor duly waived by the Purchaser prior to the Termination Date, the Sellers acting jointly or the Purchaser may withdraw (zurücktreten) from this Agreement. 5.8 The withdrawal must be declared in accordance with Section 19 to the respective other Par- ty/ies. The withdrawal shall be deemed void and shall not have any effect if at the time when the notice is received by the respective other Party all relevant Closing Conditions have been ful- filled. The effect of a withdrawal shall be limited to eliminating the obligations of the Parties to consummate this Agreement and shall not prejudice any claims the withdrawing Party may

- 21 - have on the basis of any circumstances relating to the non-fulfilment of any Closing Condition or otherwise. 6. CLOSING 6.1 Within ten Business Days after the date on which the Closing Condition set forth in Section 5.1(b) has been fulfilled or waived ("Scheduled Closing Date") or on such other date as mutu- ally agreed upon by the Parties, and provided in each case that on such date all Closing Condi- tions have been and continue to be fulfilled or waived as well, the Parties shall meet at 10:00 am at the offices of Hogan Lovells, Untermainanlage 1, 60329 Frankfurt am Main, or at such other time and location as mutually agreed upon by the Parties, where the following events (the "Closing Events" which in their entirety shall constitute the "Closing") shall take place simulta- neously (Zug-um-Zug): (a) Each of the Seller 1 and the Seller 2 and the Company enter into a new managing direc- tor services agreements in the form substantially as attached hereto as Exhibit 6.1(a); (b) The Sellers deliver the finalized documentation to be submitted to the banks of the Company, reasonably acceptable to the Purchaser, by which the persons authorized to conduct transactions on all bank accounts of the Company in accordance with the in- structions set forth on Exhibit 6.1(b) will be modified; provided, the Purchaser shall cause any authorized signatories to execute and deliver such documents as the rele- vant banks may reasonably request, and the Sellers’ Agent shall submit such fully signed documentation to the relevant banks on the first Business Day following the Closing; (c) The Sellers, the Purchaser and the Escrow Agent enter into the Escrow Agreement; (d) The Guarantor and the Sellers shall enter into the Registration Rights Agreement and the Sellers shall deliver an executed version of the Investment Representations set forth in Section 2.7; (e) The Guarantor and each of the Sellers will enter into deeds of transfer under the laws of the Netherlands regarding the transfer of the respective Individual Seller Allocation of the Consideration Shares to each Seller substantially as attached hereto as Exhib- it 6.1(e); (f) The Sellers' Agent shall deliver to the Purchaser a list which includes the full names and addresses of the Printing Partners, including those to be disclosed on Exhibit 15.4; (g) The Purchaser shall pay the Seller 1 Closing Payment to the Seller 1 as set forth in Sec- tion 2.8(a); (h) The Purchaser shall pay the Seller 2 Closing Payment to the Seller 2 as set forth in Sec- tion 2.8(b); (i) The Purchaser shall pay the Seller 3 Closing Payment to the Seller 3 as set forth in Sec- tion 2.8(c);

- 22 - (j) The Purchaser shall pay the Seller 4 Closing Payment to the Seller 4 as set forth in Sec- tion 2.8(d); (k) The Purchaser shall pay the Seller 5 Closing Payment to the Seller 5 as set forth in Sec- tion 2.8(e); (l) The Purchaser shall pay the Escrow Amount to the Escrow Agent as set forth in Sec- tion 2.8(f). The date on which all Closing Events have taken place shall be the "Closing Date". 6.2 Once all Closing Events have taken place, the Sellers and the Purchaser shall execute the clos- ing confirmation in the form substantially as attached hereto as Exhibit 6.2. 7. REPRESENTATIONS AND WARRANTIES OF THE SELLERS 7.1 Each Seller hereby guarantees to the Purchaser, by way of independent promises of guarantee (selbstständige Garantieversprechen) within the meaning of Section 311 para. 1 BGB that the statements set forth in Exhibit 7.1 (collectively "Sellers' Warranties") are true, correct, com- plete and complied with as of the Signing Date and as of the Closing Date. 7.2 The Sellers' Warranties in Sections 1, 2 and 3.2 of Exhibit 7.1 is given by each Seller only in relation to such Seller's own Shares or in relation to itself, as the case may be. 7.3 If and to the extent any of the Sellers' Warranties are made to "Sellers' Knowledge", such Sellers' Warranty is breached if on the Signing Date or on the Closing Date the Seller 1 or the Seller 2 or any of Andreas Moessner, Marcus Ade, Heinrich Adler or Norbert Primke (those four individuals "Key Employees") had either actual knowledge of the relevant fact or could have had knowledge of the relevant fact if he had used the diligence of a prudent businessperson (including due inquiries being made). Sellers' Knowledge is attributed to all Sellers. 7.4 The Sellers' Warranties included in Sections 1, 2, 3, 4 and 18 of Exhibit 7.1 are hereinafter referred to as the "Fundamental Warranties". The Sellers' Warranties included in Section 16 of Exhibit 7.1 are hereinafter referred to as the "Tax Warranties". The Sellers' Warranties includ- ed in Section 10 of Exhibit 7.1 are hereinafter referred to as "IP Warranties". 8. REMEDIES 8.1 The Purchaser shall notify the Sellers' Agent in writing of any alleged breach of any of the Sellers' Warranties ("Breach Notification"). The Breach Notification shall be made no later than 30 Business Days after the Purchaser gained actual knowledge of all relevant facts and circumstances of the alleged breach of a Sellers' Warranty, which shall be described in reason- able detail in the Breach Notification. The failure of the Purchaser to comply with sentences 1 and 2 of this Section 8.1 shall not exclude or limit the claims of the Purchaser under this Agreement as far as the failure of such non-compliance has not materially prejudiced the Sellers. 8.2 Subject to Section 9, in the event a breach of any of the Sellers' Warranties ("Breach"), the Sellers shall put the Purchaser or the Company (collectively, "Beneficiaries") into the same po-

- 23 - sition they would have been in if the Breach had not occurred. Subject to the following sentenc- es Sellers are permitted to procure that this position is provided by restitution in kind and the Beneficiaries are entitled to demand such restitution in kind. If and to the extent that (a) restitu- tion in kind is not permitted by the nature of the Breach; (b) restitution in kind has not been ef- fected by the Sellers within a period of six weeks after receipt of the Breach Notification by the Sellers; or (c) the Sellers finally refuse (verweigern ernsthaft und endgültig) to make restitution in kind, Purchaser shall be entitled to request from the Sellers compensation in cash by pay- ment in cash of the amount of all damage, direct losses, reasonably foreseeable indirect dam- ages (including loss of profit), expenses, or liabilities (including attorneys' fees) (collectively, the "Losses") which would not exist if such Sellers' Warranty were true, complete or complied with. This obligation of the Sellers exists regardless of whether or not the Breach is attributable to negligence (Verschulden) of any of the Sellers. The term Losses shall not include Purchaser’s, Guarantor’s or Company’s internal administrative costs, indirect damage (including loss of prof- its) (to the extent not included in the definition of Losses) and Losses based on a recalculation (Neuberechnung) of the Share Purchase Price based on revenue or profit multiples. 8.3 The Purchaser shall be entitled to exercise its rights due to a Breach regardless of whether or not any of the Purchaser, its Affiliates, its accountants, advisors or any of the Purchaser's or any of its Affiliates' directors or employees was aware or could have been aware of the fact that a Sellers' Warranty is untrue, incomplete or not complied with, provided, however, any facts, acts, transactions or omissions fairly disclosed in the Exhibits and Annexes shall be deemed dis- closed for the purposes of all Sellers’ Warranties and, to the extent any matter so disclosed conflicts with any such Sellers’ Warranty, the Sellers shall have no liability with respect to such matter unless expressly stated otherwise on such Exhibit or Annex. A matter shall be deemed as "fairly disclosed" if and to the extent it is disclosed to the Purchaser in such a manner and in such detail in such Exhibits and Annexes as to enable the Purchaser to make an informed and accurate assessment of the matter concerned with no further investigation. The provisions of Section 442 BGB and Section 377 HGB shall not apply. 8.4 In case of any claim, suit, action or proceeding (including, for the avoidance of doubt, any audits or examinations by governmental authorities but excluding any audits or examinations by Tax Authorities) brought by a third party in respect of which the Purchaser may seek indemnity or claim damages hereunder ("Third Party Claim") the following rules shall apply. (a) The Purchaser shall give notice to the Sellers' Agent of any Third Party Claim. At the reasonable request of the Sellers, the Purchaser shall make available to the Sellers' Agent a copy of the documents substantiating the Third Party Claim and of all docu- ments relating to the Third Party Claim. (b) The Purchaser shall ensure that the Company defends under control of the Purchaser the Third Party Claim by all reasonably appropriate proceedings. The Purchaser shall keep the Sellers' Agent reasonably informed about the status of the proceedings. The Purchaser shall conduct such proceedings in good faith using reasonable endeavours to take the interests of the Sellers into account. (c) The Purchaser or the Company shall not be entitled to acknowledge or settle a claim or permit any such acknowledgement or settlement in relation to a Third Party Claim with-

- 24 - out the Sellers' Agent’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. (d) The reasonable costs incurred by the Purchaser or the Company in defending the Third Party Claim shall be borne by the Sellers. (e) The failure of the Purchaser to comply with this Section 8.4 shall not exclude or limit the claims of the Purchaser under this Agreement as far as the failure of such non- compliance has not materially prejudiced the Sellers. 8.5 The Purchaser is entitled to set-off any claims the Purchaser may have under this Agreement against any or all Sellers, including for Breaches of Sellers' Warranties, against payments owed by the Purchaser to such Sellers under this Agreement on account of the Contingent Purchase Price. 9. LIMITATIONS TO THE SELLERS' LIABILITY 9.1 Claims against the Sellers under the Sellers' Warranties can only be made if: (a) each single claim exceeds an amount of EUR 50,000, provided that (i) this amount is reduced to EUR 25,000 after the Purchaser has suffered six claims against the Sellers on account of Breaches below EUR 50,000 (such amount, EUR 50,000 or after a reduc- tion to EUR 25,000 is hereinafter referred to as the "De minimis Amount") and provid- ed further that (ii) claims below the De-minimis Amount shall be aggregated to the ex- tent they arise out of the same set of facts; and (b) the aggregate amount of all such claims exceeds an amount of EUR 500,000. If the De minimis Amount (Freigrenze) pursuant to Section 9.1(a) is exceeded, the entire amount of such claim shall be taken into account for calculating the threshold pursuant to Sec- tion 9.1(b). If the threshold (Freigrenze) pursuant to Section 9.1(b) is exceeded, the full amount shall be recoverable, and not only the exceeding amount. Section 9.1 shall not apply to the Pur- chaser's claims on account of Breaches of the Fundamental Warranties and Breaches of the Tax Warranties. 9.2 The aggregate liability of each Seller for Breaches of Sellers' Warranties or otherwise pursuant to this Agreement shall be limited as follows: (a) The overall liability of each Seller under or in connection with this Agreement (other than for breaches of the obligations under Section 18) shall not exceed an aggregate maxi- mum amount equal to such Seller’s Individual Seller Allocation of 100% of the sum of the Final Share Purchase Price and, to the extent paid, the Contingent Purchase Price (such sum the "Aggregate Purchase Price"). (b) The aggregate liability of each Seller for Breaches of the IP Warranties and the Tax Warranties (together with any other liabilities as described in Section 9.2(c)) shall be limited to an amount equal to such Seller’s Individual Seller Allocation of 40% of the Ag- gregate Purchase Price, whereby the Contingent Purchase Price is only considered if it has actually become payable to the Sellers.

- 25 - (c) The aggregate liability of each Seller for Breaches of any Sellers' Warranties (other than IP Warranties, Fundamental Warranties and Tax Warranties) shall be limited to an amount equal to such Seller’s Individual Seller Allocation of 25% of the Aggregate Pur- chase Price, whereby the Contingent Purchase Price is only considered if it has actually become payable to the Sellers. 9.3 All claims of the Purchaser on account of a Breach of a Sellers' Warranty shall be time-barred (verjähren) as follows: (a) all Fundamental Warranties within seven (7) years after the Closing Date, (b) all IP Warranties within three (3) years after the Closing Date, (c) all Tax Warranties upon the expiration of a period of six (6) months after the binding as- sessment (formell und materiell bestandskräftige Festsetzung) of the relevant Tax, (d) all other claims within two (2) years after the Closing Date. 9.4 The Sellers shall not be liable under or in connection with this Agreement in respect of any claim to the extent that the damage giving rise to such claim (a) is covered by an insurance of the Company, the Purchaser or any of the Purchaser’s Af- filiates, it being understood that any premium increases shall be compensated by the Sellers as Losses; or (b) is recovered from a third party; if the Purchaser or the Company has in connection with the respective claims payment claims against third parties, Purchaser shall use reason- able commercial efforts (which shall not include the initiation of litigation) and shall pro- cure that the Company uses reasonable commercial efforts (which shall not include the initiation of litigation) to collect such claims and receive payment; if and to the extent that payment from the third parties cannot be obtained within two (2) months as from the date of the receipt of the Breach Notification by the Sellers' Agent, Sellers shall satisfy their obligation under this Agreement against (Zug um Zug) assignment by Purchaser or Company, as the case may be, of the respective claims against the third parties (to the extent such claim is legally assignable). 9.5 The Sellers shall not be liable under or in connection with this Agreement in respect of any claim to the extent that the matter giving rise to such claim has been fully taken into account in the Final Closing Accounts as a reduction item to the Share Purchase Price; provided, for the avoidance of doubt, any partial treatment of any such claim in the Final Closing Accounts shall not prejudice Purchaser’s rights to make a claim for any additional or related Losses under this Section 9. 9.6 In respect of any claim pursuant to this Agreement, the Purchaser shall be obliged to mitigate damages pursuant to Section 254 German Civil Code (BGB). 9.7 No later than three (3) Business Days prior to the Closing Date, the Sellers' Agent shall deliver to the Purchaser an update to the Annexes relating to Exhibit 7.1 (Sellers' Warranties) (the

- 26 - "Updated Disclosure Schedule") or confirm in writing that there are no changes. The delivery of such Update Disclosure Schedule shall not be deemed to cure (a) any Breach of any Sellers' Warranty granted on the Signing Date; and (b) any Breach of any Sellers' Warranty granted on the Closing Date, provided however, that the Purchaser is not entitled to pursue a claim for a Breach of any Sellers' Warranty granted on the Closing Date for Losses based on the information included in the Updat- ed Disclosure Schedule up to an aggregate amount of EUR 200,000 (Freibetrag) ("Spe- cial Deductible"). For the claims of the Purchaser which exceed the Special Deductible, Purchaser's rights on account of the Breach of the respective Sellers' Warranty shall remain unaffected and Section 8 and Section 9 shall apply to such claims. The Special Deductible shall not apply to any breach by the Sellers of their covenants in Section 13. Section 13.7 shall remain unaffected. 9.8 Any payments by the Sellers on account of Breaches or otherwise pursuant to this Agreement shall be treated as corresponding reductions of the Final Share Purchase Price. 9.9 Subject to mandatory law, in particular sec. 123 or sec. 276 para. 3 of the German Civil Code (BGB), and except as otherwise expressly provided in this Agreement, the Sellers and the Pur- chaser hereby agree that (i) the remedies which the Purchaser may have against the Sellers for any breach of the Sellers' Warranties are solely governed by this Agreement, and the remedies provided for by this Agreement shall be the exclusive remedies available to the Purchaser for any breach of the Sellers' Warranties; (ii) the Sellers’ Warranties are exhaustive and no further warranties shall be deemed to be given by the Sellers, (iii) any further rights of the Purchaser relating to defects in quality or title of, or any information provided in respect of, any Sellers, Shares, the Company and/or its business and assets, irrespective of their nature or legal basis, is hereby excluded, including any rights set forth in sec. 437 BGB, any right to challenge (anfechten) this Agreement, any breach of pre-contractual obligations and/or frustration of con- tract basis (Wegfall der Geschäftsgrundlage). 9.10 None of the limitations to the Sellers' liability under this Agreement (including without limitation in Sections 9.1 through 9.2(a)) shall apply to the non-compliance with the provisions of Sec- tion 18 as well as in the event of fraud or willful misconduct (Arglist oder Vorsatz) of any of the Sellers or the Company. 10. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE GUARANTOR 10.1 The Purchaser represents and warrants to the Sellers that the statements set forth hereafter are true, correct, complete and complied with as of the Signing Date and as of the Closing Date: (a) This Agreement constitutes a legally binding obligation of the Purchaser and the Guar- antor enforceable against the Purchaser and/or the Guarantor in accordance with its terms. The execution and consummation of this Agreement by the Purchaser and the performance of the transaction contemplated hereunder by the Purchaser and/or the Guarantor does not violate any judicial or governmental order (gerichtliche oder behörd- liche Verfügung) or public law restrictions which are applicable to the Purchaser.

- 27 - (b) The Purchaser, Guarantor and their representatives have the right, power and authority to execute this Agreement. (c) There is no action, suit, investigation or other proceeding pending against, or to the Pur- chaser's best knowledge, threatened against or affecting the Purchaser which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the execution or consummation of this Agreement or the performance of the transactions contemplated hereunder. (d) No insolvency proceedings have been, or have been threatened to be, applied for re- garding the assets of the Purchaser or the Guarantor and there are no circumstances which would require or justify the opening of or application for such proceedings. (e) Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements, documents or instruments referred to in this Agreement, nor (ii) the con- summation of the transactions contemplated by this Agreement or any such other agreement, document or instrument, will (with or without notice or lapse of time) result in a violation of any of the provisions of the articles of association or by-laws or applicable legal provisions, judgments, injunctions or other provisions binding on the Purchaser or the Guarantor. (f) When allotted and issued in accordance with the terms of this Agreement, the Consid- eration Shares and shares of Cimpress Stock to be paid as part of Contingent Purchase Price, if any, shall be duly authorized, validly issued, credited as fully paid and rank pari passu in all respects to the ordinary shares in the Guarantor in issue at such time ex- cept as otherwise provided in this Agreement, free and clear of any and all third party rights and claims and are listed on the Nasdaq Global Select Market, and if required by applicable law or the rules of the Exchange, the Guarantor shall submit a Listing of Ad- ditional Shares Notification to the Exchange. (g) The Guarantor has timely filed with or furnished to, as applicable, the Securities and Ex- change Commission ("SEC") all registration statements, prospectuses, reports, sched- ules, forms, statements and other documents (including exhibits and all other infor- mation incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2013 through the date hereof (the "Guarantor SEC Documents"). All such Guarantor SEC Documents that it has so filed or furnished prior to the date hereof are publicly available on the Guarantor’s web site. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Guarantor SEC Documents complied as to form in all material respects with the applicable requirements of the U.S. Securities Act of 1933, as amended and the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder applicable to such Guarantor SEC Documents. None of the Guarantor SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact re-

- 28 - quired to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Guaran- tor SEC Documents are the subject of any unresolved, pending comment letters or pro- ceeding of the SEC. (h) The Purchaser has sufficient immediately available funds or binding financing commit- ments to pay the Final Share Purchase Price. 10.2 In the event that the Purchaser or Guarantor is in breach of any representation and warranty under Section 10.1, the Purchaser shall indemnify and hold harmless the Sellers from any damages incurred by the Sellers. Section 9 shall apply mutatis mutandis. 11. SPECIAL INDEMNITIES 11.1 Subject to the occurrence of Closing, the Sellers shall indemnify the Beneficiaries upon demand from any Losses arising out of the following matters (the "Specific Matters") without application of any of the limitations set forth in Section 9.1 and without regard to any disclosures with re- spect to Specific Matters on the Annexes to Exhibit 7.1 hereto: (a) Losses incurred by the Company in connection with the guarantees assumed by the Company (existing as of the Closing Date) to secure bank loans granted to the Joint Venture and other security provided for obligations of the Joint Venture. The indemnity obligations of the Sellers pursuant to this provision shall expire upon acquisition of any interest in the Joint Venture by the Option Holder, unless otherwise agreed in connec- tion with such acquisition. (b) Losses resulting from any obligations of the Company existing as of the Closing Date in relation to the repayment of overcharged customers. (c) Any Losses resulting from correcting the accounting entry, in an amount of approximate- ly EUR 2,100,000 for the error in the opening accounts for the Company’s 2015 fiscal year that purportedly relates to the Company’s liability for VAT; provided, the Sellers shall be liable for any Losses (whether or not relating to VAT or other Taxes) that results from correcting such accounting entry. (d) Losses incurred by the Company that result from the breach by the Source Code Pro- vider (as defined in Annex 11.2(1)) of its obligations pursuant to the Source Code Con- tract to deliver the source code to the Company, unless the Company has otherwise re- ceived such source code from the Source Code Provider. 11.2 All claims of the Purchaser pursuant to Section 11.1(a) shall be time-barred (verjähren) within 3 years from the Closing Date. All claims of the Purchaser pursuant to Section 11.1(b) through (d) shall be time-barred (verjähren) 2 years from the Closing Date. 12. TAX INDEMNITY 12.1 Definitions valid for the entire Agreement "Tax/Taxes" shall mean any and all taxes within the meaning of Section 3 German General Fiscal Code (Abgabenordnung – "AO"), or corresponding foreign law provisions (including taxes

- 29 - to be withheld (e.g. withholding taxes, wage taxes, etc.), contributions (Beiträge oder Gebühren) to social security systems and other public law levies/dues (öffentlich-rechtliche Abgaben) which are imposed by any federal, state or local tax authority with jurisdiction to levy such tax ("Tax Authority"), together with any incidental tax charges (steuerliche Nebenleistungen) ( e. g. interest, costs, tax surcharges (Steuerzuschläge)), or corresponding foreign law provisions and any taxes owed as a statutory secondary liability (Haftungsschuld) or joint liability under statuto- ry law (e.g., taxes or amounts owed as legal successor, unless explicitly agreed differently un- der this Agreement), but excluding, for the avoidance of doubt, notional or deferred Taxes. "Tax Returns" shall mean any return, declaration or similar document relating to any Tax and to be submitted to any Tax Authority, including any schedule or attachment thereto. "VAT" shall mean value added tax within the meaning of the Council of the European Union Di- rective 2006/112/EC of November 28, 2006 on the common system of value added tax (as amended from time to time, “VAT Directive”) and the local value added tax laws of the Europe- an member states implementing the VAT Directive. 12.2 The Sellers shall pay to the Purchaser or, at the Purchaser's discretion, the Company an amount equal to any liability for all Taxes which have been or will be assessed against the Company and relate to any period up to and including the Closing Date. 12.3 A Tax indemnification claim of the Purchaser pursuant to Section 12.2 shall be excluded if and to the extent that the relevant Taxes (a) have already been paid until Closing Date; (b) are shown or provided for in the Final Closing Accounts (i) as Tax liabilities (Steuerverbindlichkeiten); (ii) as Tax accruals (Steuerrückstellungen); or (iii) as part of other accruals (sonstige Rückstellungen) for potential Tax liabilities, if any, and have reduced the Final Share Purchase Price; (c) relate to income that can be offset against Tax loss carry-backs or Tax loss carry- forwards that are or were available until the Closing Date (including as a result of sub- sequent Tax audits); (d) are the result of a reorganisation or of other measures taking place or being performed after the Closing Date and (i) having a retroactive effect on Taxes for Tax periods end- ing on or before the Closing Date or on Taxes for the Straddle Period and (ii) being initi- ated by the Purchaser or any of its Affiliates including, after the Closing, the Company, or by their respective directors, officers, employees, agents or other representatives, in- cluding but not limited to a change of methods of Tax accounting or an amendment of any Tax Returns of the Company;

- 30 - (e) can be offset against future Tax reductions (Steuerminderungen) or Tax advantages, that the Company, the Purchaser or Affiliates of the Purchaser are entitled to benefit from within five years after the Closing Date and that arise after the Closing Date out of circumstances taking place before or on the Closing Date, e.g. from the lengthening of depreciation periods or higher depreciation allowances (Phasenverschiebung). Future Tax reductions or Tax advantages are valued at their net present value discounted at a rate of 4% p.a., calculated on a stand-alone basis and applying a notional tax rate of 28.5% without taking into account the actual tax situation of the Company or any of the Purchaser’s Affiliates; or (f) have been received as a net amount, after Taxes and expenses, by the Company from a third party due to a damage claim. As regards such claims the Purchaser shall use reasonable commercial efforts (which shall not include the initiation of litigation and measures for VAT or payroll Tax purposes against clients or employees of the Compa- ny) and shall procure that the Company uses reasonable commercial efforts (which shall not include the initiation of litigation) to collect such claims and receive payment; if and to the extent that payment from the third parties cannot be obtained within two (2) months as from the date of notification of the Sellers of such claim by the Purchaser, the Tax indemnification claim of the Purchaser shall not be excluded by such claim if and to the extent that the Purchaser or the Company, respectively have assigned the respec- tive claim, including claims against clients and employees of the Company, against a third party to the Sellers. 12.4 Tax assessment periods beginning prior to the Closing Date and ending after the Closing Date ("Straddle Period") shall be deemed divided by the Parties into two Tax assessment periods for the purposes of the indemnification under Section 12.2. The first Tax assessment period shall begin on the first day of the relevant Straddle Period and end on the Closing Date; the second Tax assessment period shall begin with the day after the Closing Date and end on the last day of the relevant Straddle Period. If and to the extent any relevant amount of Taxes can- not be allocated to one of these two separate Tax periods, it shall be allocated on a pro-rata temporis basis. 12.5 Any indemnification payment to be paid by the Sellers pursuant to Section 12.2 shall be due and payable to the Purchaser or to the Company fifteen (15) Business Days before the relevant Tax is due for payment, however, in no event earlier than fifteen (15) Business Days after the Purchaser has requested such payment from the Sellers and submitted to the Sellers' Agent a copy of the assessment notice in respect of the relevant Tax. Upon request of the Sellers and at their own cost (including for the avoidance of doubt without any double counting the reim- bursement to the Company of levied statutory interest for payment/enforcement suspension at the time of their accrual), the Purchaser shall procure that the Company undertakes reasonable commercial efforts to achieve a deferred payment date, in particular but not limited to the appli- cation for a suspension of enforcement of Tax payment obligation (Aussetzung der Vollziehung) or equivalent application in foreign jurisdiction but shall not be obliged to provide the Tax Au- thorities with any security (Sicherheitsleistung) in this regard. If the Tax for which an indemnifi- cation payment pursuant to Section 12.2 has been made is subsequently reduced, the differ- ence between the higher indemnification payment and the lower Tax amount shall be reim-

- 31 - bursed by the Purchaser to the Sellers, including all interests actually received in this regard. Any payments pursuant to Section 12.2 shall be deemed to be a subsequent reduction of the (Final) Share Purchase Price. 12.6 The Purchaser shall be obliged to reimburse the Sellers any Tax refunds received by the Com- pany concerning periods up to and including the Closing Date, unless and to the extent the Tax refunds have been offset pursuant to Section 12.3 or have been included in the Final Closing Accounts and have increased the Final Share Purchase Price. A Tax refund shall also be deemed to have occurred, if and to the extent that the amount of any Tax liability (Steuerverb- indlichkeit), Tax accrual (Steuerrückstellung) or other accrual (sonstige Rückstellung) for poten- tial Tax liabilities shown in the Final Closing Accounts and having reduced the Final Share Pur- chase Price and which has not been or is not used by the Sellers as a set-off position pursuant to Section 12.3(b) (no double counting) is in view of the managing directors of the Company overstated, i.e. found to be in excess of, or unnecessary in respect of, the matter for which such liability or accrual has been recorded. Tax refunds shall be deemed received by the Company upon, as applicable, (a) the receipt of actual payment from a Tax Authority, (b) the declaration of set-off with Tax liabilities owed to a Tax Authority, or (c) the release of such amount of the respective Tax liability, Tax accrual or other accrual by which such liability or accrual has been overstated (as set out in the second sen- tence of Section 12.6). Payments by the Purchaser to the Sellers pursuant to this Section 12.6 shall be due fifteen (15) Business Days after receipt of the relevant Tax refund by the Company or in case of overstated Tax liabilities/accruals within twenty (20) Business Days after the release of the overstated Tax liabilities/accruals has been booked within the preparation of the annual financial statements. If the Tax refund for which a payment pursuant to this Section 12.6 has been made by the Pur- chaser to the Sellers, is subsequently reduced, the difference between the higher Tax refund payment and the lower Tax refund amount shall be reimbursed by the Sellers to the Purchas- ers. Any claim for reimbursement of Tax refunds arising from this Section 12.6 shall be time-barred upon expiration of six (6) months after the Sellers have been notified in writing by the Purchaser of the relevant Tax refund. 12.7 The Sellers shall, prepare and file or cause to be prepared and filed when due, taking into ac- count all extensions properly obtained, all Tax Returns that are required to be filed on or before the Closing Date by or with respect to the Company, and the Sellers shall timely remit or cause to be timely remitted Taxes that are shown due and payable on any Tax assessment received prior to the Closing Date based on such Tax Returns. Any third party fees incurred by the Com- pany in the preparation and filing of the aforementioned Tax Returns which do not comply with past practice and are un-reasonable shall be reimbursed by the Sellers to the Company. The Purchaser shall file or cause to be filed when due, taking into account all extensions properly obtained, all Tax Returns that are required to be filed after the Closing Date by or with respect

- 32 - to Company, and the Purchaser shall cause to be timely remitted Taxes that are shown due and payable on any Tax assessment received after the Closing Date based on such Tax Returns. 12.8 The Parties agree that in order to treat the payment of the Contingent Purchase Price correctly from a German tax perspective, the Company shall within ten (10) Business Days after the Closing Date, file an application for a binding payroll tax ruling (Anrufungsauskunft) pursuant to Section 42e German Income Tax Act with its competent Tax Authority in which the Company applies for confirmation that the Contingent Purchase Price to be paid to Seller 1, Seller 2 and Seller 4 does not qualify as employment income of the Sellers 1 and 2 and is therefore not sub- ject to German payroll tax at the level of the Company (such confirmation the "Payroll Tax Rul- ing"). The application for the Payroll Tax Ruling shall be drafted by the Purchaser's tax counsel (PricewaterhouseCoopers AG) after the Signing Date and the draft application shall be sent to the tax counsel of Sellers 1 and 2, Linklaters LLP, for review and comments. In the finalization of the application, the aforementioned tax counsels of both sides shall reasonably cooperate with each other with an aim to finalize the application for filing by the Company by the Closing Date. In case of drafting issues that remain unresolved between the tax counsels, Purchaser's tax counsel (PricewaterhouseCoopers AG) shall have the final decision right. The Purchaser on the one side and the Sellers 1 and 2 on the other side will each bear the cost of their own tax counsel arising with respect to the drafting of the application for the Payroll Tax Ruling. A Pay- roll Tax Ruling issued by the competent Tax Authority to the Company which confirms that the Contingent Purchase Price to be paid to Seller 1, Seller 2 and Seller 4 does not qualify as em- ployment income of the Sellers 1 and 2 and is therefore not subject to German payroll tax at the level of the Company is defined as a "Confirmatory Payroll Tax Ruling". 12.9 The Purchaser shall procure that the Sellers will be informed in writing by the Company of any notices in respect of a Tax audit and similar audits of Tax Authorities as well as on the issue of a Tax assessment or a similar measure of Tax Authorities for periods up to and including the Closing Date. Such Tax audits and similar audits of Tax Authorities are hereinafter referred to as “Tax Audits”; such tax assessments and such measures of Tax Authorities are hereinafter referred to as “Tax Measures”. The Sellers and/or one or several representatives of the Sellers bound to secrecy by professional code shall, to the extent legally permissible, be entitled to par- ticipate (at the Sellers' cost) in Tax Audits including final meetings and/or proceedings in respect of Tax Measures. The Purchaser shall procure that the Sellers will be informed of the ongoing process of the Tax Audits and/or Tax Measures and that the Sellers and/or one or several rep- resentatives of the Sellers bound to secrecy by professional code shall be given the opportunity to discuss all material measures of the Company in connection with the Tax Audits and/or Tax Measures with the Company. Any acknowledgement or settlement during or at the end of a Tax Audit or Tax Measure shall require the prior written consent of the Sellers. Upon the Sellers’ re- quest the Purchaser shall procure that the Company will, in accordance with the Sellers’ instruc- tions (to the extent they are not contrary to mandatory law), file, withdraw or amend legal reme- dies in respect of Tax assessments which have been amended due to Tax Audits or in respect of Tax Measures. The Sellers, when exercising their rights under this Section 12.9 shall act in good faith and take into account the Purchaser’s reasonable interests. The Sellers shall bear all costs reasonably incurred thereby. The Sellers shall not be liable under or in connection with the Tax indemnity pursuant to Section 12.2 if and to the extent the Purchaser, for which the Sellers shall bear the burden of proof (Beweislast), has not complied with its obligations under

- 33 - this Section 12.9 or with its statutory obligations to mitigate damages under Section 254 Ger- man Civil Code and such non-compliance by the Purchaser has become causal for or increased the Purchaser's claim under the Tax indemnity pursuant to Section 12.2. 12.10 Any claims of Purchaser pursuant to Section 12 shall be time-barred upon the expiration of a period of six (6) months after the binding assessment (formell und materiell bestandskräftige Festsetzung) of the relevant Tax and are, for the avoidance of doubt, not subject to the limita- tions stipulated in Section 9, except for the limitation set out in Section 9.2(a). 13. COVENANTS OF THE SELLERS 13.1 Between the Signing Date and the Closing Date, the Sellers shall not, without the prior written consent of the Purchaser: (a) Adopt or permit the adoption of any shareholders resolution of the Company regarding: (i) the liquidation of the Company or the formation of any new entity as subsidiary or participation of the Company; (ii) any change of the articles of association of the Company, including, but not lim- ited to, any resolution relating to the increase or decrease of the share capital or the issuance or authorization to issue new shares or other securities; (iii) the redemption of any of the Shares or other shares in the Company; (iv) the waiver of any claims of the Company against any current or former manag- ing directors or any of the Sellers' or Sellers' Related Parties; (v) the election of new auditors, other than the appointment of the auditors that have audited the financial statements for the fiscal year 2014 also for the audit of the financial statements for the fiscal year 2015; (vi) the declaration and/or payment of dividends or other distributions; and (b) sell, transfer, create any Lien of or otherwise dispose of any Shares, or grant any op- tions, virtual option rights, warrants, pre-emptive rights, rights of first refusal or other rights to purchase or obtain any of the Shares. 13.2 Notwithstanding the foregoing Section 13.1, the Sellers are entitled to adopt a shareholders’ resolution of the Company granting the managing directors of the Company the full discharge (Entlastung) for the performance of their duties as managing directors during their term of office until Closing, it being understood that the claims of the Purchaser under this Agreement remain unaffected by such discharge. 13.3 The Sellers covenant and agree that, from and after the Signing Date until the Closing Date, unless otherwise required by mandatory law, the Sellers and the Company shall ensure that, except as otherwise specifically consented to or approved by the Purchaser in writing: (a) The Company shall afford to the Purchaser and its authorized representatives access during normal business hours, upon reasonable prior notice, to all directors, officers, key

- 34 - management and other representatives, properties, books, records, contracts and doc- uments of the Company and an opportunity to make such investigations as they shall reasonably desire to make (i) for purposes of preparing the Closing or (ii), with the con- sent of Sellers' Agent for purposes of planning post-merger integration activities (provid- ed that such investigations shall be conducted so as to minimize any disruption of the operations of the Company), and the Company shall furnish or cause to be furnished to the Purchaser and its authorized representatives all such information with respect to the affairs and business of the Company as the Purchaser may reasonably request (i) for purposes of preparing the Closing or (ii) with the consent of Sellers' Agent for purposes of planning post-merger integration activities. For the avoidance of doubt, neither the Purchaser nor any Cimpress Affiliate shall approach prior to the Closing Date any busi- ness contacts of the Company (including in particular any Printing Partner) without the consent of the Sellers' Agent. (b) The Company shall operate in the Ordinary Course of Business and in a reasonable and prudent manner, including with respect to hiring and terminating personnel. "Ordi- nary Course of Business" shall mean any action or inactions of the Company if such action or inaction is consistent with past practices (including with respect to quantity and frequency) and is taken in the ordinary course of operations of the Company. (c) The Company shall not implement or announce any group terminations of employees of the Company. (d) The Company shall seek to preserve intact its existing business organizations and rela- tions with its employees, customers, suppliers and others with whom they have a busi- ness relationship in the Ordinary Course of Business and to preserve intact and protect their programs and properties and conduct their business in material compliance with applicable law. (e) The Company shall not (i) grant to any current or former managing director or employee of the Company any loan or increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, other than in the Ordinary Course of Business; (ii) terminate the employment, change the title, office or position, or materially re- duce the responsibilities of any managing director, senior manager or key em- ployee of the Company; (iii) sell, transfer, license or otherwise dispose of, or agree to sell, transfer, license or otherwise dispose of, any assets of the Company used in the conduct of the business of the Company involving the payment or receipt of more than EUR 50,000 in the aggregate; (iv) enter into, modify, amend or terminate any Material Agreement (as defined in Exhibit 7.1);

- 35 - (v) enter into, modify or amend any agreement or make any other transaction with any of the Sellers, any of Sellers' Affiliates or any of Sellers' Related Parties. "Sellers' Related Party" shall mean any Affiliate of a Seller, affiliates of the Sellers in the meaning of Section 1 para. 2 German Foreign Tax Act (Außen- steuergesetz), or any of a Seller's relatives in the meaning of Section 15 Ger- man Tax Code (Abgabenordnung) or any Affiliates of such relatives; (vi) encumber or grant or create or discharge a Lien on any of the assets used by the Company; (vii) permit the loss, lapse or abandonment of any Company Intellectual Property (as defined in Exhibit 7.1) or material Developed Software; (viii) transfer or grant any license or sublicense of any right under or with respect to any Company Intellectual Property or software; (ix) directly or indirectly acquire, make any investment in, or make any capital contri- butions to, any Person; (x) change any of the accounting methods, practices or principles used by the Company, or write up, write down or write off the book value of any of the Com- pany assets, except write-offs of individual accounts receivable of the Company in the Ordinary Course of Business in an amount not to exceed the reserve therefor; (xi) borrow any amount or incur any financial indebtedness (including any which would qualify as Debt), or incur any contingent liability as guarantor or otherwise with respect to the obligations of others or cancel any debt or claim owing to, or waive any material right of, Company; (xii) acquire any other business or Person (or any significant portion or division thereof), whether by merger, consolidation or reorganization or by purchase of its assets or equity interests or acquire any other material assets; (xiii) waive, release or assign any claims or rights of the Company the value of which is in excess of EUR 50,000 in the aggregate; (xiv) make any capital expenditure or incur any capital commitment or dispose of or realize any capital asset or interest therein other than in the Ordinary Course of Business; (xv) consummate any other transaction other than transactions in the Ordinary Course of Business; (xvi) enter into any new lines of business; or (xvii) agree or commit (orally or in writing) to do any of the foregoing. 13.4 In case the Sellers or the Company intend to implement any measure which is not permitted to be taken pursuant to Section 13.3, the Sellers’ Agent shall notify the Purchaser in writing with

- 36 - the specific measure proposed. The Purchaser shall inform the Sellers’ Agent and the Company whether the Purchaser consents to such measure without undue delay but in all cases within five (5) Business Days after receipt of the notification from the Sellers or the Company, as the case may be, otherwise the measure is deemed to be approved by the Purchaser. 13.5 The Company shall notify the Purchaser of all resignations of employees occurring prior to the Closing Date without undue delay. 13.6 The Purchaser shall procure that after the Closing Date upon prior written request of the Sellers the Company provides reasonable information and documentation to the Sellers that the Sellers reasonably require for the preparation of tax filings relating to periods before the Closing Date. 13.7 Between the Signing Date and the Closing Date the Sellers and the Company undertake to disclose to the Purchaser in writing without undue delay upon becoming aware of any events which are or may reasonably be expected to constitute a Breach by the Sellers or the Compa- ny, any breaches of covenants and any events which materially adversely affect or are reason- ably likely to materially adversely affect the Company's assets, financial condition, results of op- erations or prospects. The Purchaser's rights under the Agreement shall remain unaffected by such disclosure. 13.8 From the Closing Date through December 31, 2017, the Seller 1 and the Seller 2 shall use rea- sonable efforts to cause the Company to operate in accordance with the Two-Year Operating Plan and shall promptly inform the Purchaser of any events, circumstances, or proposed ac- tions of Company management that they believe is reasonably likely to adversely affect the Company's ability to perform in accordance with the Two-Year Operating Plan. 13.9 From the Signing Date through the Closing Date the Sellers shall ensure that the Company maintains its owned and leased properties and assets in accordance with its historical mainte- nance practices and carry on its business substantially in the same manner as heretofore, in- cluding without limitation maintaining price levels, inventory levels, mix of inventory, accounts payable levels and payment schedules, and receivables aging materially consistent with the past practices of their respective businesses. 13.10 The Sellers undertake to procure that prior to Closing, the Company will settle all consideration payment obligations under the contract (Vertrag über Nutzungsrechteeinräumung) entered into between the Company and the Source Code Provider on or about the date of this Agreement ("Source Code Contract"). 13.11 All claims of the Purchaser pursuant to Section 13 (except for Section 13.8) shall be time- barred (verjähren) 2 years from the Closing Date. All claims of the Purchaser pursuant to Sec- tion 13.8 shall be time-barred (verjähren) 3 years from the Closing Date. 14. JOINT VENTURE 14.1 Following the Closing Date, the Sellers 1, 2 and 4 shall use their reasonable best efforts to pro- cure that the Purchaser upon Purchaser's written request is enabled to conduct a full due dili- gence on the financial, legal, regulatory, tax and environmental aspects of WmD Druckfabrik Berlin GmbH (the "Joint Venture"). Seller 1, Seller 2, Seller 4, Sellers' Related Parties and/or

- 37 - Sellers' Affiliates shall not invest any further amounts into the Joint Venture after the Signing Date. In addition, for so long as Seller 4 owns any interest in the Joint Venture, Sellers 1, 2 and 4 shall (i) not participate in management of the Joint Venture, (ii) inform and consult with the Purchaser in due time prior to the exercise of any voting rights at a shareholder meeting of the Joint Venture, (iii) exercise any voting rights at any shareholders meetings of the Joint Venture according to the explicit written instruction of the Purchaser, if any, and if no such instruction is provided by the Purchaser Seller 4 is free to vote in its discretion, and (iv) recuse themselves from all commercial dealings with the Joint Venture and promptly inform the Purchaser of any matters requiring action on the part of Seller 4 or the Company, other than in connection with routine handling of ongoing customer orders. The Purchaser undertakes to indemnify the Seller 4 for any damages and expenses arising as a result of the Seller 4 exercising its voting rights in shareholder meetings of the Joint Venture according to the Purchaser's explicit written instruc- tions. 14.2 Subject to Closing, the Seller 4 and the Company hereby agree to enter into a call option agreement regarding the sale and transfer of Seller 4's 25,000 shares with a nominal amount of EUR 1.00 each in the Joint Venture (serial nos. 25,001 to 50,000 of the shareholders list of the Joint Venture dated 6 May 2013), including any other shares acquired by the Seller 4 in the Joint Venture after the Signing Date ("JV Shares") at a fixed purchase price of EUR 25,000 ap- plying the following procedure: (a) Seller 4 hereby irrevocably offers to sell and transfer the JV Shares to the Company ("Call Option"). The Company is entitled to assign the Call Option on the JV Shares to any Affiliate of the Guarantor; the Company or such assignee is hereinafter referred to as "Option Holder". (b) The Option Holder is entitled to accept the Call Option by written notice to the Seller 4 ("Acceptance Notice"). The Acceptance Notice can only be exercised within two years following the Closing Date ("Option Period"). (c) Upon receipt of the Acceptance Notice by the Seller 4, the Seller 4 and the Option Holder shall enter within a period of 10 Business Days following the receipt of the Ac- ceptance Notice into the sale and purchase agreement attached hereto as Exhibit 14.2 ("Option Deed"). The execution of the Option Deed requires notarization, the costs of which will be borne by the Option Holder. (d) Seller 4 hereby undertakes to give any and all declarations (i) to validly execute the Op- tion Deed and (ii) to effect the transfer of the JV Shares upon the issuance of an Ac- ceptance Notice. 14.3 The Parties are aware that the sale and transfer of the JV Shares by the Seller 4 to the Option Holder is subject to a pre-emption right of the other shareholders in the Joint Venture under the articles of association of the Joint Venture. Therefore, the sale and transfer of the JV Shares to the Option Holder require that the other shareholders do not exercise their pre-emption right. In case the other shareholders have exercised their pre-emption rights in respect to the JV Shares, the JV Shares shall be sold and transferred to the other shareholders of the Joint Ven- ture.

- 38 - 14.4 In case (i) the Option Holder informs Seller 4 in writing that it will not exercise the Call Option on the JV Shares or (ii) in case the Option Period has expired without an exercise of the Call Op- tion, Seller 4 will dispose of the JV Shares within 12 months after, in case (i) the receipt of the written notice by Seller 4 and, in case (ii) the expiration of the Option Period. 15. TRANSITION OF BUSINESS 15.1 The Sellers and the Purchaser shall cooperate and use best efforts to provide for a smooth transition of the Company to the Purchaser. The Sellers shall execute and deliver all docu- ments, make all other statements and do all other acts reasonably necessary or expedient for this purpose. The Parties will take all actions necessary to ensure the implementation of the transactions contemplated by this Agreement. 15.2 The Sellers shall use their reasonable best efforts to procure that the Key Employees execute new or amend existing employment agreements with the Company in the form substantially as attached hereto as Exhibit 15.2. 15.3 The Sellers shall procure that on or before the Closing Date, all agreements between the Com- pany on the one side and the Sellers and Sellers' Related Parties on the other side shall be terminated by mutual agreement with effect as of the Closing Date except for the agreements listed in Exhibit 15.3. The termination shall be made without any costs for the Company and with full release of the Company from any liability under the respective agreements to the Sellers or Sellers' Related Parties. The Sellers undertake towards the Purchaser that, except as set forth in this Agreement, as from the Closing Date neither of the Sellers nor any of Sellers' Affiliates nor any of Sellers' Related Parties have any claim whatsoever against the Company or any of their managing directors or employees, and the Company will not have any liability to- wards any of the Sellers or any of Sellers' Related Parties, each except for the consideration under the service agreement of the Seller 1 and the Seller 2. If after Closing Date any such claim or liability arises, the Sellers shall waive on demand all rights against the Company and its managing directors or employees in respect of such claim or liability. If after the Closing Date, any claim whatsoever of the Company arises against any of the Sellers, Sellers' Affiliates and/or Sellers' Related Parties, the Company shall waive all rights in respect of such claim other than claims which are based on intent, wilful misbehaviour or gross negligence of the respective Seller, Sellers' Affiliate or Sellers' Related Party, as the case may be. This Section 15.3 shall not apply to (i) any claims arising out of the Agreement and (ii) any agreements to be concluded between any of the Seller 1 and the Seller 2 on the one side and the Company on the other side set forth in Section 6.1(a). 15.4 The Company has transferred or will transfer prior to the Closing Date certain loan agreements with Printing Partners as listed in Exhibit 15.4 to Seller 4. Seller 1, Seller 2 and Seller 4 shall ensure that the loans granted pursuant to such agreements as well as other loans granted by Seller 4 to Printing Partners as also listed in Exhibit 15.4 are repaid by the Printing Partners or otherwise settled (including by way of disposal to an unrelated third party) within one year after the Closing Date and will not replace such loan agreements by new loan agreements or other kind of financing and/or will not prolong such loan agreements. For the longer of (i) the period in which any of Seller 1 and Seller 2 are managing director of the Company and the non-compete restriction under the respective employment agreement has not expired and (ii) the period set

- 39 - forth in Section 18.1 (non-competition), Seller 1, Seller 2 and Seller 4 will not grant any new loans or other kind of financing to any of the Printing Partners. 16. GUARANTEES AND OTHER COVENANTS OF THE GUARANTOR 16.1 The Seller 1 and the Seller 2 as joint debtors hereby unconditionally and irrevocably guarantee by way of an independent guarantee in the meaning of Section 311 BGB the due fulfilment by the Seller 4 of any and all of the Seller 4's obligations under this Agreement and any agreement referred to herein. 16.2 The Guarantor hereby unconditionally and irrevocably guarantees by way of an independent guarantee in the meaning of Section 311 BGB the due fulfilment by the Purchaser of any and all of Purchaser's payment obligations under this Agreement and any agreement referred to here- in. 16.3 When the Consideration Shares may be sold without restriction after the expiry of the six month holding period applicable to the Guarantor and the Sellers pursuant to Rule 144 or Regulation S under the U.S. Securities Act of 1933, the Guarantor will, promptly upon request by a Seller, perform all necessary actions, including notifying the transfer agent for the Consideration Shares, to remove the legend set out in Exhibit 2.7 from the Consideration Shares, subject to each Seller’s reasonable assistance including but not limited to providing a standard represen- tation letter in support of Guarantor’s legal opinion, if necessary. 16.4 The Guarantor undertakes for a period of six months from the end of the holding period appli- cable to the Guarantor and the Sellers pursuant to Rule 144 to keep the Consideration Shares and Shares related to the Contingent Purchase Price listed on the Exchange and timely file or furnish to the SEC all registration statements, prospectuses, reports, schedules, forms, state- ments and other documents (including exhibits and all other information incorporated by refer- ence) to satisfy the reporting and filing requirements set forth in Rule 144(c) of the Securities Act. 17. CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS 1.1 The existence and terms of this Agreement and additional items discussed between the Parties shall be deemed Confidential Information and as such shall be deemed to be included in the confidentiality agreement, dated as of 25 May 2015 (the "Confidentiality Agreement"), by and between the Purchaser, the Company and certain of the Sellers as attached as Exhibit 1.1. The other Sellers hereby accede as additional parties to the Confidentiality Agreement with the same obligations thereunder vis-à-vis the Purchaser as the Company. The obligation to keep confidential the Agreement or additional items discussed between the Parties shall not apply to the extent disclosure is required in order to comply with applicable law or stock exchange regu- lations. 1.2 If the transactions contemplated by this Agreement are consummated, (a) the Sellers agree not to divulge or disclose or use for its or any other third party's benefit or purposes any proprietary information with respect to the Purchaser or the Company at any time in the future, except as permitted by this Agreement or unless it has otherwise become public without violation of this Agreement, and (b) the Purchaser agrees not to divulge or disclose or use for its benefit or pur-

- 40 - poses at any time any proprietary information with respect to any of the Sellers without the prior written consent of the Sellers. Each party to the Confidentiality Agreement acknowledges and agrees that it is subject to and shall remain bound by the terms of the Confidentiality Agreement until the transactions contemplated by this Agreement are consummated. 1.3 The Parties agree that, without the written consent of the Purchaser, neither the Company nor any of the Sellers or any of Sellers' Affiliates or Sellers' Related Parties shall make any public announcement regarding this Agreement, unless required by applicable law or stock exchange regulations applicable to the respective Party or its Affiliates. Before issuing a public an- nouncement, the Purchaser will consult in good faith with the Sellers' Agent about the content of the public announcement. 18. NON-COMPETITION AND RELATED COVENANTS 18.1 Until the third anniversary of the Closing Date, the Sellers shall not, directly or indirectly, or on behalf of any third party: (a) establish a business which competes with the business as presently conducted by the Company or with the printing activity regarding the products sold by the Company, or of- fer or sell any services or products that are within the scope of the business as presently conducted or outsourced by the Company or as currently proposed to be conducted, di- rectly or indirectly, by the Company ("Competitive Activities"); (b) acquire or own in any manner any interest in any Person that is engaged in any Com- petitive Activities except for the acquisition or ownership of shares of not more than 5% of the overall issued share capital in companies quoted on a public stock exchange; (c) engage, directly or through or in connection with any Person, in any Competitive Activi- ties; or (d) serve as a consultant or advisor to, or otherwise participate in the management or oper- ation of, any Person which engages in any Competitive Activities. "Person" shall mean any individual or legal entity (including companies and partnerships). The holding of shares in the Guarantor shall not constitute a breach of the non-competition clause in this Agreement and the respective service agreement with the Company. 18.2 For a period of three (3) years after the Closing Date, none of the Sellers shall, directly or indi- rectly, or on behalf of any third party: (a) solicit, entice or induce any employee, agent, officer or managing director of the Com- pany to terminate his or her employment or other relationship with the Company; or (b) knowingly solicit, entice or induce any vendor or solicit, entice or induce any customer or important contractual partner of the Company to terminate or diminish its relationship with the Company. 18.3 For a period of three (3) years after the Closing Date, none of the Parties shall, directly or indi- rectly, make any statements in writing or otherwise that disparage the reputation or character of

- 41 - the other Parties or any of their respective present or future Affiliates or divisions or any of their respective directors, officers, employees or stockholders at any time for any reason whatsoever, except that nothing in this Section 18.3 shall prohibit the Parties from giving truthful testimony on any litigation or administrative proceedings in connection with which the respective Party is required by law to give testimony. 19. NOTICES All notices and other communications hereunder shall be made in writing (which term shall in- clude email) and shall be sent by telefax, mail or courier or email to the following addresses: If to any of the Sellers or to Sellers' Agent, to: V2 Holding GmbH Attn.: Johannes Voetter and Samuel Voetter Melanchthonstr. 37 70374 Stuttgart Germany Email: s.voetter@v2-holding.de / j.voetter@v2-holding.de With a copy to: Linklaters LLP Attn. Dr. Ralph Drebes Mainzer Landstrasse 16 60325 Frankfurt am Main Germany Facsimile +49 69 7100389314 Email: Ralph.Drebes@linklaters.com If to the Purchaser, to: Cimpress Deutschland GmbH Attn.: Mr. Sean Quinn, Managing Director Am Salzufer, Salzufer 6 10587 Berlin Email: squinn@cimpress.com With copies to: Cimpress USA Incorporated Attn: General Counsel 275 Wyman Street Waltham, MA 02451, USA Email: legal.notices@cimpress.com and Hogan Lovells International LLP Attn: Dr. Volker Geyrhalter

- 42 - Karl-Scharnagl-Ring 5 D-80539 Munich Telefax-No. +49 89 29012-222 Email: Volker.Geyrhalter@hoganlovells.com If to the Guarantor, to: Attn.: Sean Quinn, senior vice president and chief financial officer Hudsonweg 8 5928LW Venlo Netherlands If to Company, to: WIRmachenDRUCK GmbH Attn.: Johannes Voetter and Samuel Voetter Mühlbachstr. 7 71522 Backnang Germany Email: s.voetter@wir-machen-druck.de / j.voetter@wir-machen-druck.de or to such other recipients or addresses which may be notified by any Party to the other Parties in the future in writing. 20. SELLERS' AGENT Each Seller shall grant power of attorney to Seller 4 or any other person jointly notified by all Sellers and with the same scope of authorization as the Seller 4 in writing vis-à-vis the Pur- chaser (the "Sellers' Agent") to represent him or her vis-à-vis the other Parties of this Agree- ment with regard to all transactions and measures in connection with this Agreement and the execution, completion and closing thereof. The Sellers may not revoke the Sellers' Agent's au- thorization in accordance with this Section without notifying jointly vis-à-vis the Purchaser in writing and authorizing a new Sellers' Agent. In no event shall there be more than one Sellers' Agent at any time. Each Seller herewith exempts the Sellers' Agent from the restrictions of Sec- tion 181 BGB. The Sellers' Agent is in particular authorized to agree on amendments to this Agreement, to withdraw from this Agreement, to terminate this Agreement, to grant and receive waivers and declarations of consent of any kind in connection with this Agreement and to take any measures in law or in fact in connection with this Agreement, all on behalf of each Seller. Therefore, any notices by the Purchaser to Sellers in connection with this Agreement shall be deemed to have been received by all Sellers if they have been received by the Sellers' Agent at the first address set forth in Section 19. 21. BANK ACCOUNTS Payments to be made under or in connection with this Agreement shall be made by irrevocable wire transfer in immediately available funds, free of any bank or other charges and to the ac- counts as notified in writing to the paying Party at least five (5) Business Days prior to the due date.

- 43 - 22. COSTS All costs, including fees, expenses and charges, in connection with the preparation, negotiation, execution and consummation of this Agreement or the Transaction contemplated herein, includ- ing, without limitation, the fees and expenses of professional advisors, shall be borne by the Party commissioning such costs. Payment of any sales, stamp or transfer taxes, as well as fees payable to merger control authorities, payable by reason of the Transaction contemplated by this Agreement (including transfer, registration and similar costs, to the extent applicable, re- garding the Stock Consideration and any shares of Cimpress Stock to be transferred as part of the Contingent Purchase Price) shall be borne by the Purchaser. The costs for the notarization of this Agreement shall be borne by the Purchaser. 23. MISCELLANEOUS 23.1 For all obligations of the Sellers set forth in the Agreement the Seller 1, the Seller 2 and the Seller 4 shall be liable as joint and several debtors (Gesamtschuldner) while the Seller 3 and the Seller 5 shall be liable as partial debtors (Teilschuldner) pro rata at the Individual Seller Al- location. 23.2 All Exhibits and Annexes to this Agreement constitute a part of this Agreement. 23.3 This Agreement and the Exhibits and Annexes hereto shall comprise the entire agreement be- tween the Parties concerning the subject matter hereof and shall supersede and replace all pri- or oral and written declarations of intention made by the Parties in respect thereof including but not limited to the Letter of Interest dated 19 August 2015. 23.4 Any amendments to this Agreement (including amendments to this clause) shall be valid only if made in writing (unless another form is required by mandatory law) signed by all Parties hereto. 23.5 "Business Day" shall mean any day other than Saturdays, Sundays and public holidays in Frankfurt, Germany. 23.6 The headings in this Agreement are inserted for convenience only and shall not affect the inter- pretation of this Agreement. Except as set forth otherwise, all references to "Section" refer to the corresponding Section of this Agreement. All words used in this Agreement will be con- strued to be of such gender or number as the circumstances require. The word "including" shall not limit the preceding words or terms. 23.7 If provisions in this Agreement include English terms after which either in the same provision or elsewhere in this Agreement German terms have been inserted in brackets and/or italics, the respective German terms alone and not the English terms shall be authoritative for the interpre- tation of the respective provisions. 23.8 Without the written consent of the other Parties, no Party shall be entitled to assign this Agree- ment or any rights or claims under this Agreement. Notwithstanding the foregoing, the Sellers hereby agree that the Purchaser may, by notice to the Sellers prior to the Closing Date, desig- nate an Affiliate of the Purchaser to purchase the Shares and otherwise assume the Purchas- er's obligations under this Agreement, provided, however, that no such designation shall relieve the Purchaser of any obligations under this Agreement should such designee not comply with

- 44 - all of such obligations. The Sellers hereby further agree that the Purchaser may assign any rights it has under this Agreement to any financial institution financing the Share Purchase Price of the Purchaser for collateral purposes. 23.9 This Agreement shall be governed by, and be construed in accordance with, the laws of the Federal Republic of Germany, without having regard to a possible reference to the laws of an- other jurisdiction (Weiterverweisung) provided for in the conflicts of laws rules of such German law. 23.10 Except for the disputes to be resolved between the Parties pursuant to Section 3.3, Section 4 and Section 5.4 which take priority over the procedure set forth in this Section 23.10, all dis- putes arising under or in connection with this Agreement or its validity shall be finally settled in accordance with the Arbitration Rules (DIS-SchO) of the German Institution of Arbitration (DIS) without recourse to the ordinary courts of law. The place of arbitration is Frankfurt am Main. The number of arbitrators is three. The language of the arbitral proceedings is English. The Parties agree that the provisions of Sections 66 et seq. German Code of Civil Procedure (ZPO) (Streitverkündung) apply accordingly. 23.11 In the case that one or more provisions of this Agreement shall be invalid or unenforceable, this shall not affect the validity and enforceability of the other provisions of this Agreement. In such case the Parties agree to recognize and give effect to such valid and enforceable provision or provisions which reflect as closely as possible the commercial intention of the Parties associat- ed with the invalid or unenforceable provision. The same shall apply in order to fill a gap in the stipulations of this Agreement which the Parties would have regulated if they had thought of the respective legal aspects.

Exhibit 2.2: Definitions of Cash, Debt and Working Capital "Cash": (a) all cash and cash equivalents cred- ited to a bank account and readiliy available; (b) the net book value of all invest- ments in money market and similar funds; and (c) all petty cash. (d) Cash in transit (e) Loans granted Cash "Debt": (a) all indebtedness for borrowed monies including loans, facilities, overdrafts or used line of credit, shareholders' loans, and any other item having the commercial effect of a borrowing, whether interest-bearing or not, other than otherwise provided below; (b) deferred revenue obligations (Kreditorische Debitoren); (c) all dividends declared or pro- posed, but not paid; (d) all provisions for risks and liabili- ties; (e) all guarantees and other similar off-balance sheet commitments that are assimilated to debt, including : (i) all liabilities in con- nection with the deferred purchase price of any asset or service; (ii) all commitments relating to the acquisition or issuance of securities (including put option granted to third parties); (iii) other commitments towards employees (such as deferred compensation, golden parachutes, profit sharing, unpaid severance); (f) liabilities under deferred compensation plans, phantom equity plans, severance or bonus plans, or similar arrangements (including stay bonuses or change of control bonuses or other incentives) made payable as a result of the consummation of the transactions contemplated by this Agreement; (g) change of control or similar payments to any director, manager, officer or employee of the Company made payable as a result of the consummation of the transactions contemplated by this Agreement; (h) unpaid severance amounts paya- ble to any former employee of the Company; (i) all expenses borne by the Company in connection with the Closing of the Transaction, includ- ing expense related to any restructuring activities required prior to the closing date; (other than Transaction Expenses already deducted pursuant to Section 2.1(e) of the SPA)

MUNLIB01/1103870.10 Hogan Lovells (j) all outstanding fees still owed to any of the Sellers' advisors in connection with the Transac- tion; (other than Transaction Expenses already deducted pursuant to Section 2.1(e) of the SPA); (k) income tax liabilities (net of as- sets) (Gewerbesteuer, Korper- schaftssteuer and Kapitalertragss- teuer) and (l) Trade payables overdue by more than 15 days. Debt Net Debt / (Net Cash) "Working Capital" means the difference between "A" and "B" where: "A" is the aggregate amount of the following items (a) all inventories ("Vorräte"); (b) all trade receivables and related accounts; (c) all advance payments to suppliers; (d) all prepaid expenses and deposits; (e) all other short-term assets. "B" is the aggregate amount of the following items (a) all trade payables and related accounts (Verbindlichkeiten aus Lieferungen und Leistung- en); (b) all accruals (sonstige Rückstellungen); (c) all other short-term liabilities, payable or accrued. Provided "A" or “B” shall not include any amount taken into account in the calculation of Net Debt. Net Working Capital (A)-(B)

MUNLIB01/1103870.10 Hogan Lovells Exhibit 2.4: Escrow Agreement

MUNLIB01/1103870.10 Hogan Lovells DATED 2015 Mr. Samuel Voetter Mr. Johannes Voetter Mr. Aart Izelaar-Buchholz V2 Holding GmbH Mr. Markus Trautwein Cimpress Deutschland GmbH Thomas Haasen (notary public) ESCROW AGREEMENT regarding WIRmachenDRUCK GmbH Matter ref : 1H6103.000030 #1189256 Hogan Lovells International LLP Karl-Scharnagl-Ring 5, 80539 Munich

MUNLIB01/1103870.10 Hogan Lovells Escrow Agreement between (9) Mr. Samuel Voetter, born on 17 June 1981, Melanchtonstrasse 37, 70374 Stuttgart, Germany - "Seller 1" - (10) Mr. Johannes Voetter, born on 31 December 1982, Heckenstrasse 6, 72221 Haiter- bach, Germany - "Seller 2" - (11) Mr. Aart Izelaar-Buchholz, born on 12 December 1977, Am Wiesenrain 14, 71720 Oberstenfeld, Germany - "Seller 3" - (12) V2 Holding GmbH, registered in the commercial register of the local court of Stuttgart under HRB 743464, registered business address at Melanchtonstrasse 37, 70374 Stuttgart, Germany - "Seller 4" - (13) Mr. Markus Trautwein, born on 19 June 1967, Kallenbergstrasse 45, 70825 Korntal- Münchingen, Germany - "Seller 5" - - the Seller 1, the Seller 2, the Seller 3, the Seller 4 and the Seller 5 are hereinafter collectively referred to as the "Sellers" - (14) Cimpress Deutschland GmbH, registered in the commercial register of the local court of Berlin under HRB 115906 B registered business address at Quartier Am Salzufer, Salz- ufer 6, 10587 Berlin, Germany - "Purchaser" - (15) Mr. Thomas Haasen, notary public, Theatinerstraße 7, 80333 Munich, Germany - "Escrow Agent" - - the Sellers, the Purchaser and the Escrow Agent are hereinafter individually referred to as "Party" and collectively referred to as the "Parties" -

MUNLIB01/1103870.10 Hogan Lovells PREAMBLE (H) The Parties – except for the Escrow Agent – and others are parties to a share purchase agreement dated [●] 2015, deed roll no. [●] of the notary [●], [●], ("SPA") regarding the acquisition of all shares in WIRmachenDRUCK GmbH, registered in the commercial reg- ister of the local court of Stuttgart under HRB 727418, registered business address at Mühlbachstrasse 7, 71522 Backnang, Germany, ("Company"). Unless otherwise defined herein, all capitalised terms used in this Agreement have the meaning ascribed to them in the SPA. (I) The SPA provides that on the Closing Date the Purchaser shall pay an amount of EUR 18,000,000 (in words: Euro eighteen million) ("Escrow Amount") as a cash deposit to the Escrow Agent. (J) The Escrow Amount shall be held in escrow by the Escrow Agent on the Escrow Account (as defined below) and shall serve as collateral for the satisfaction of any claims by the Purchaser against any, several or all of the Sellers pursuant to the SPA, including but not limited to claims arising from the Sellers' breaches of Sellers' Warranties or non- compliance of any covenants. (K) Now, therefore, the Parties enter into this escrow agreement ("Agreement"): 24. ESTABLISHMENT OF ESCROW 24.1 Pursuant to the terms and provisions of the SPA, on the Closing Date the Purchaser shall pay the Escrow Amount to the Escrow Agent by irrevocable wire transfer in immediately available funds, free of any bank or other charges (for the avoidance of doubt, the obliga- tions of the Purchaser to pay monies into the Escrow Account are exclusively governed by the terms and provisions of the SPA). The Escrow Amount shall be credited to the fol- lowing account of the Escrow Agent, with the following details: Account Holder: Thomas Haasen IBAN: DE05 7002 0270 0015 5661 26 BIC : HYVEDEMMXXX Bank: Uni Credit Bank AG ("Escrow Account"). The Escrow Account shall be administrated as EUR account. 24.2 The Escrow Agent shall, without undue delay, acknowledge to the Sellers' Agent and the Purchaser receipt of the Escrow Amount. 24.3 The Escrow Agent hereby agrees to act as escrow agent and to hold in escrow for the Sellers and the Purchaser, safeguard and disburse the Escrow Amount as well as any proceeds arising from the Escrow Amount (such amount plus any increases subsequent- ly paid into the Escrow Account and less any amounts released from the Escrow Account

MUNLIB01/1103870.10 Hogan Lovells in accordance with this Agreement, the "Escrow Balance") solely pursuant to the terms and conditions of this Agreement. 24.4 The Escrow Agent shall not be entitled (i) to make any deductions from the Escrow Bal- ance by virtue of any right of set-off or claim which it may have against any of the Sellers or the Purchaser or (ii) to any pledge, assignment, charge or any other security with re- spect to the Escrow Balance. 24.5 The signatures of (i) each of the representatives of the Sellers' Agent as representative of each Seller and (ii) the representative of the Purchaser, each entitled to act single- handedly, shall be deposited with the Escrow Agent upon the execution of this Agree- ment. If the Sellers' Agent, a representative of the Sellers’ Agent or a representative of the Purchaser will be replaced during the term of this Agreement, the respective new Sellers' Agent or the representative of the Sellers’ Agent or the Purchaser, respectively, shall inform the Escrow Agent and respective other Parties about this change in writing. A replacement of a representative of the Sellers’ Agent or of the Purchaser shall be evi- denced by providing a respective certified commercial register excerpt. A replacement of the Sellers' Agent shall be evidenced by a joint notification of all Sellers, with certified signatures of all Sellers. The Sellers' Agent or the Purchaser, respectively, shall submit to the Escrow Agent a new specimen signature of the respective replacing person. 25. INVESTMENT OF ESCROW BALANCE Unless otherwise jointly instructed by the Sellers' Agent and the Purchaser, until the Es- crow Balance is entirely released, the Escrow Balance shall be invested by the Escrow Agent on the Escrow Account on direct access saving accounts (jederzeit verfügbare Spareinlagen) and any proceeds shall increase the Escrow Balance. The Escrow Agent shall have no liability for any investment losses resulting from investments of the Escrow Balance in accordance with this Agreement. 26. RELEASE OF ESCROW BALANCE 26.1 The Escrow Agent shall release the Escrow Balance, or any portion thereof, only in ac- cordance with the provisions of this Agreement. 26.2 Upon joint written instruction by the Sellers' Agent and the Purchaser ("Release Instruc- tion") the Escrow Agent shall release such portion of the Escrow Balance from the Es- crow Account as notified in the Release Instruction to such recipient (or such recipients) specified in the Release Instruction. A Release Instruction shall be made substantially in the form of Exhibit 26.2.

MUNLIB01/1103870.10 Hogan Lovells 26.3 Upon receipt of a certified copy of a final and binding decision of (i) a competent arbitral tribunal or (ii) a court of competent jurisdiction (each a "Final Award") the Escrow Agent shall release any portion of the Escrow Balance as follows: (a) Upon receipt of a certified copy of a Final Award to the benefit of the Purchaser, the Escrow Agent shall release any portion of the Escrow Balance stipulated to be released from the Escrow Account in accordance with such decision to the Pur- chaser. (b) Upon receipt of a certified copy of a Final Award to the benefit of the Seller 1, the Escrow Agent shall release any portion of the Escrow Balance stipulated to be re- leased from the Escrow Account in accordance with such decision to the Seller 1. (c) Upon receipt of a certified copy of a Final Award to the benefit of the Seller 2, the Escrow Agent shall release any portion of the Escrow Balance stipulated to be re- leased from the Escrow Account in accordance with such decision to the Seller 2. (d) Upon receipt of a certified copy of a Final Award to the benefit of the Seller 3, the Escrow Agent shall release any portion of the Escrow Balance stipulated to be re- leased from the Escrow Account in accordance with such decision to the Seller 3. (e) Upon receipt of a certified copy of a Final Award to the benefit of the Seller 4, the Escrow Agent shall release any portion of the Escrow Balance stipulated to be re- leased from the Escrow Account in accordance with such decision to the Seller 4. (f) Upon receipt of a certified copy of a Final Award to the benefit of the Seller 5, the Escrow Agent shall release any portion of the Escrow Balance stipulated to be re- leased from the Escrow Account in accordance with such decision to the Seller 5. 26.4 12 months after the Closing Date ("Release Date 1"), an amount corresponding to any positive difference between the then available Escrow Balance less the amount of all then relevant Retentions less EUR 9,000,000 shall be disbursed to the Sellers at the allo- cation and to the accounts of Sellers as notified by the Sellers' Agent to the Escrow Agent (such amount, "Sellers Release Amount 1"). 26.5 24 months after the Closing Date ("Release Date 2"), an amount corresponding to any positive difference between the then available Escrow Balance less the amount of all then relevant Retentions shall be disbursed to the Sellers at the allocation and to the ac- counts of Sellers as notified by the Sellers' Agent to the Escrow Agent (such amount, "Sellers Release Amount 2"). 26.6 If, before 12:00 noon CET on the Release Date 1 or Release Date 2, as the case may be, the Escrow Agent receives one or more instructions issued by the Purchaser substantial- ly in the form set out in Schedule 3.6 (each, a "Retention Instruction"), the Escrow Agent shall continue to hold in the Escrow Account the aggregate of the amounts speci- fied in the Retention Instructions (each such amount, a "Retention") until the earlier of the following: (a) the Escrow Agent receives a Release Instruction to release all or part of the rele- vant Retention;

MUNLIB01/1103870.10 Hogan Lovells (b) the Escrow Agent receives a certified copy of a Final Award ordering the release of all or part of the relevant Retention. 26.7 Each release to the Purchaser and/or any of the Sellers shall include the corresponding amount of interest accrued on such amount of the Escrow Balance. 27. OBLIGATIONS TO ISSUE A RELEASE INSTRUCTION 27.1 Each Seller and the Purchaser is obliged without undue delay upon a corresponding writ- ten request of any Seller or the Purchaser, and the Sellers are obliged to instruct the Sellers' Agent correspondingly, to issue a corresponding Release Instruction if the pre- requisites for the release of any portion of the Escrow Balance under this Section 27 are fulfilled. 27.2 As far as the Purchaser has any (undisputed or finally awarded) claims against any, sev- eral or all of the Sellers pursuant to the SPA, including but not limited to claims arising from Sellers' breaches of Sellers' Warranties or non-compliance by any Seller of any covenants under the SPA ("Purchaser Claims"), a corresponding amount shall be dis- bursed to the Purchaser. 27.3 Subject to paragraph 4.4, if the Purchaser is entitled to a Purchaser Claim, it shall instruct the Escrow Agent by means of a Retention Instruction to retain an amount equivalent to the Purchaser’s reasonable estimate of the Losses in respect of the Purchaser Claim. The amount of any Purchaser Claims that have been notified by the Purchaser to the Sellers' Agent and the Escrow Agent by way of a Retention Instruction that have neither (a) been released from the Escrow Account to the Purchaser nor (b) been rejected by a Final Award nor (c) become time-barred without the Purchaser having initiated a legal proceedings shall be referred to as the "Unsettled Purchaser Claims". 27.4 Any Retention Instruction: (a) must be received by the Escrow Agent prior to 12:00 noon CET on the Release Date 1 or the Release Date 2 in accordance with the notice provisions of this Es- crow Agreement; (b) shall be copied to the Sellers’ Agent, accompanied by sufficient reasonable de- tails to enable the Sellers’ Agent to identify the Purchaser Claim to which the Re- tention Instruction relates and the Purchaser’s estimate of the Losses in respect of the Purchaser Claim. 27.5 On the Release Date 1, the Sellers Release Amount 1 shall be disbursed to the Sellers at the Individual Seller Allocation or any other allocation as the Sellers’ Agent may notify to the Escrow Agent.

MUNLIB01/1103870.10 Hogan Lovells 27.6 On the Release Date 2, the Sellers Release Amount 2 shall be disbursed to the Sellers at the Individual Seller Allocation or any other allocation as the Sellers’ Agent may notify to the Escrow Agent. 27.7 The amount of the Retention(s) withheld from release pursuant to Section 27.5 and/or Section 4.6 shall be released, each to the extent applicable, (a) upon a joint instruction by the Purchaser and the Sellers' Agent to the recipient set forth in such joint instruction, (b) to the Purchaser upon a Final Award awarding the claims under Unsettled Pur- chaser Claims to the Purchaser, (c) to the Sellers at the Individual Seller Allocation or any other allocation as the Sellers’ Agent may notify to the Escrow Agent to the extent (i) the claims of the Purchaser being subject to the Unsettled Purchaser Claims have become time-barred without the Purchaser having initiated legal proceedings, or (ii) the respective claims being subject to the Unsettled Purchaser Claims have been rejected by a Final Award, provided, however, that no such pay-out of any portion of the Escrow Balance to the Sellers shall be made to the extent such amounts are required to cover the aggregate of all other then Unsettled Purchaser Claims. 28. ADDITIONAL DUTIES AND OBLIGATIONS OF THE ESCROW AGENT 28.1 The duties and obligations of the Escrow Agent in respect of the Escrow Account shall exclusively be governed by the terms and provisions of this Agreement. In particular, the Escrow Agent shall be under no duty to take or omit to take any action with respect to the custody of or any other matter relating to the Escrow Account except in accordance with the terms and provisions of this Agreement. 28.2 The Escrow Agent shall verify the signatures under the Release Instructions against the signatures deposited with the Escrow Agent pursuant to Section 24.5. The Escrow Agent may rely upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions of this Agreement has been duly authorized to do so. When in doubt as regards the authenticity of a signature under any such docu- ment, in particular under a Release Instruction, the Escrow Agent shall be entitled to re- quest the notarial certification of such signature and/or presentation of evidence of the power of the signatory to represent the respective Party.

MUNLIB01/1103870.10 Hogan Lovells 28.3 The Escrow Agent shall ensure that the Escrow Account and all funds held in it are main- tained as separate bank account and that no third parties (including the account-holding bank) shall be entitled to grant, make or claim any rights or encumbrances to or over any of the Escrow Account or any funds held in it (save for any applicable withholding tax de- ductions for interest accrued in each of the Escrow Account). 28.4 The Escrow Agent will forward a copy of all notices received pursuant to this Agreement to the respective other Party or Parties pursuant to Section 32. The Escrow Agent shall send copies of the statements of account which it provides to account holders according to its usual practice on a quarterly basis (and promptly following any release under Sec- tion 26) to the Sellers and to the Purchaser. 28.5 The Escrow Agent shall request and retain any original tax certificates with regard to the Escrow Account and shall send copies of such tax certificates to the Parties. If and to the extent taxes are withheld on any interest, it is the common understanding of the Parties that tax credits resulting therefrom shall benefit the Party to which the relevant interest is attributed and has been released. The Parties shall cooperate with each other in good faith to enable the respective other Parties to take benefit to the greatest extent possible of any tax credit to which it is entitled pursuant to the foregoing sentence. The Escrow Agent shall release the original of any issued tax certificates only upon joint written in- struction by the Sellers and the Purchaser. 29. ESCROW AGENT'S REMUNERATION 29.1 The Escrow Agent may only charge fees on each amount released from the Escrow Bal- ance according to Section 124 of the German Act on Court and Notary Fees (Gerichts- und Notarkostengesetz) for carrying out his escrow functions plus expenses including normal bank charges ("Fees and Expenses"). The Escrow Agent is entitled to claim payment of Fees and Expenses for each release to the Sellers or the Purchaser, as the case may be, pursuant to Section 6.2 below. 29.2 The Fees and Expenses shall be borne by the Purchaser. For the avoidance of doubt, the Escrow Agent shall not be entitled to deduct the Fees and Expenses from the Escrow Balance. Payment of Fees and Expenses shall be due ten (10) Business Days following the date of respective invoice of the Escrow Agent. 30. CONDITION SUBSEQUENT 30.1 This Agreement shall be subject to the condition subsequent (auflösende Bedingung) that (a) the Sellers' Agent and the Purchaser jointly notified the Escrow Agent in writing that the Closing under the SPA has not occurred, or

MUNLIB01/1103870.10 Hogan Lovells (b) (i) the Purchaser notifies the Escrow Agent in writing (with a copy to the Sellers' Agent) that the Closing under the SPA has not occurred and (ii) the Sellers' Agent has not provided the Escrow Agent with a certified copy of the Closing Confirma- tion duly signed by the Sellers and the Purchaser within ten (10) Business Days after the date of receipt of the copy of the notification letter by the Seller’s Agent. 30.2 In case the condition subsequent pursuant to Section 30.1 is fulfilled, the Escrow Agent shall release the Escrow Amount to the Purchaser, if and to the extent payment of the Escrow Amount into the Escrow Account has been effected. 31. TERMINATION 31.1 This Agreement shall terminate upon the earlier of (a) the execution of a termination agreement regarding this Agreement among the Parties, or (b) the distribution of the full amount of the Escrow Balance pursuant to this Agree- ment. 31.2 The Parties are aware that a termination for cause cannot be excluded. The Parties agree, however, that the application of a termination right for cause must be limited to the greatest extent possible to fulfil the purpose of this Agreement. Any other termination of this Agreement is excluded. 31.3 In case a Party intends to involve a termination right for cause it shall notify the other Parties in writing of the intention as well as on the facts supporting such right in reasona- ble detail and setting a time period of three weeks for the other Parties to comment on the alleged termination right and/or cure the underlying issue(s). 31.4 In case the Escrow Agent terminates for cause or a termination for cause of another Par- ty is based on a cause from the sphere of the Escrow Agent, the Sellers, acting through Sellers' Agent, and the Purchaser are obliged to agree at the latest as per the effective date of the termination notice on a new escrow agent ("New Escrow Agent") and to con- clude with such New Escrow Agent an Agreement that shall correspond to the content of this Agreement to the greatest extent possible. 31.5 During the interim period until the appointment of the New Escrow Agent the Escrow Agent is obliged to take all reasonable measures to preserve the status quo and grant the other Parties adequate time to appoint the New Escrow Agent. 31.6 Upon final release of the Escrow Amount the Escrow Agent shall close the Escrow Ac- count.

MUNLIB01/1103870.10 Hogan Lovells 32. NOTICES All notices and other communications hereunder shall be made in writing (telefax or signed pdf copy sufficient) in English and shall be sent by email, telefax, mail or courier to the following addresses: If to Purchaser, to: Cimpress Deutschland GmbH Attn.: Mr. Sean Quinn, Managing Director Am Salzufer, Salzufer 6 10587 Berlin Email: squinn@cimpress.com With a copy to Cimpress USA Incorporated Attn: General Counsel 275 Wyman Street Waltham, MA 02451, USA Email: legal.notices@cimpress.com and Hogan Lovells International LLP Attn: Dr Volker Geyrhalter Karl-Scharnagl-Ring 5 D-80539 Munich, Germany Email: volker.geyrhalter@hoganlovells.com Telefax-No. +49 89 29012-222 If to any Seller or to Sellers' Agent to: V2 Holding GmbH Attn: [●] Melanchthonstraße 37 70374 Stuttgart, Germany Facsimile [●] Email: [●] With a copy to Linklaters LLP Attn. Dr. Ralph Drebes Mainzer Landstrasse 16 60325 Frankfurt am Main

MUNLIB01/1103870.10 Hogan Lovells Germany Facsimile +49 69 7100389314 Email: Ralph.Drebes@Linklaters.com If to Escrow Agent to: Mr. Thomas Haasen Theatinerstraße 7 80333 Munich Germany Fascimile: +49 89 29006032 Email: haasen@2900600.com or to such other recipients or addresses which may be notified by any Party to the other Parties in the future in writing. 33. ACCOUNTS Payments by the Escrow Agent shall be made to the accounts as nominated to the Es- crow Agent in the Release Instruction or in a separate notice by the respective Party. 34. Authority of Sellers' Agent Each Seller shall grant power of attorney to Seller 4 or any other person jointly notified by all Sellers and with the same scope of authorization as the Seller 4 in writing vis-à-vis the Purchaser (the "Sellers' Agent") to represent him or her vis-à-vis the other Parties of this Agreement with regard to all transactions and measures in connection with this Agree- ment and the execution, completion and closing thereof. The Sellers may not revoke the Sellers' Agent's authorization in accordance with this Section without notifying jointly vis- à-vis the Purchaser and the Escrow Agent in writing and authorizing a new Sellers' Agent. In no event shall there be more than one Sellers' Agent at any time. Each Seller herewith exempts the Sellers' Agent from the restrictions of Section 181 BGB. The Sellers' Agent is in particular authorized to agree on amendments to this Agreement, to withdraw from this Agreement, to terminate this Agreement, to grant and receive waivers and declarations of consent of any kind in connection with this Agreement and to take any measures in law or in fact in connection with this Agreement, all on behalf of each Seller. Therefore, any notices by the Purchaser and/or the Escrow Agent to Sellers in connection with this Agreement shall be deemed to have been received by all Sellers if they have been received by the Sellers' Agent at the address set forth in Section 9 above.

MUNLIB01/1103870.10 Hogan Lovells 35. MISCELLANEOUS 35.1 "Business Day" shall be any day other than Saturdays, Sundays or public holidays, in each case in Frankfurt, Germany. 35.2 Any amendments to this Agreement (including amendments to this Section) shall be valid only if made in writing (unless another form is required by mandatory law) signed by all Parties hereto. 35.3 The headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement. Except as set forth otherwise, all references to "Section" refer to the corresponding Section of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word "including" shall not limit the preceding words or terms. 35.4 If provisions in this Agreement include English terms after which either in the same provi- sion or elsewhere in this Agreement German terms have been inserted in brackets and/or italics, the respective German terms alone and not the English terms shall be authorita- tive for the interpretation of the respective provisions. 35.5 Without the written consent of the other Parties, no Party shall be entitled to assign this Agreement or any rights or claims under this Agreement. 35.6 This Agreement shall be governed by, and be construed in accordance with, the laws of the Federal Republic of Germany, without having regard to a possible reference to the laws of another jurisdiction provided for in the conflicts of laws rules of such German law. 35.7 All disputes arising under or in connection with this Agreement or its validity amongst the Sellers and the Purchaser shall be finally settled in accordance with the arbitration agreement attached to the SPA as Exhibit 22.10. 35.8 In the case that one or more provisions of this Agreement shall be invalid or unenforcea- ble, this shall not affect the validity and enforceability of the other provisions of this Agreement. In such case the Parties agree to recognize and give effect to such valid and enforceable provision or provisions which reflect as closely as possible the commercial intention of the Parties associated with the invalid or unenforceable provision. The same shall apply in order to fill a gap in the stipulations of this Agreement which the Parties would have regulated if they had thought of the respective legal aspects. [Signature Page follows] [Signature Page to Escrow Agreement]

MUNLIB01/1103870.10 Hogan Lovells ___________, this ________________ 2015 _______________________________ Samuel Voetter _______________________________ Johannes Voetter _______________________________ Aart Izelaar-Buchholz _______________________________ Markus Trautwein V2 Holding GmbH by: _______________________________ Name: Title: Cimpress Deutschland GmbH by: _______________________________ Name: Title: _______________________________ Thomas Haasen

MUNLIB01/1103870.10 Hogan Lovells Exhibit 2.7 - Investment Representations (a) Purchase Entirely for Own Account. Each Seller hereby confirms that such Seller is acquiring the Consideration Shares for investment for the Seller’s own account, not as a nomi- nee or agent, and not with a view to the resale or distribution of any part thereof. By executing this Agreement, each Seller further represents that the Seller does not presently have any con- tract, undertaking, agreement or arrangement with any person to sell, transfer or grant participa- tions to such person or to any third person with respect to any of the Consideration Shares. (b) Disclosure of Information. The Securities are listed on NASDAQ Global Select Market (the "NASDAQ"), and the Parent is therefore required to publish or make publicly availa- ble certain business and financial information in accordance with the rules and practices of the NASDAQ. The future value of the Consideration Shares is unknown, may increase or decrease, and cannot be predicted with certainty. (c) Restricted Securities. Each Seller understands that the Consideration Shares have not been, and will not be, registered under the U.S. Securities Act of 1933 and that applica- ble U.S. federal securities laws impose restrictions on the sale, assignment, transfer, pledge, encumbrance, and other disposal of the Consideration Shares. Each Seller acknowledges that the Parent has no obligation to register the Consideration Shares for resale. The parties current- ly expect that, upon the expiration of the six-month period following the date on which the Sellers receive the Consideration Shares, the Sellers will be able to sell, assign, transfer pledge, encum- ber, or otherwise dispose of (collectively, “trade”) the Consideration Shares pursuant to one or more exemptions from the registration and prospectus delivery requirements of the U.S. Securi- ties Act of 1933, but the availability of such exemptions will depend on certain circumstances and conditions applicable to the Sellers and the Parent at the time of such trade. The Sellers acknowledge that the Consideration Shares are subject to the following restrictive legend, which the parties expect will be removed at each Seller’s request after the expiration of the six-month period following the date on which the Sellers receive the Consideration Shares, provided that the Sellers are not “affiliates” within the meaning of the U.S. federal securities laws, that each Seller provides such documentation as the Parent may reasonably request, and that the applica- ble requirements of Rule 144 under the U.S. Securities Act of 1933 have been met, and may not be traded except in accordance with the restrictions contained in such legend: THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURI- TIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. (d) No General Solicitation. Neither the Sellers nor any of their agents or partners have either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Con- sideration Shares. (e) Residence. Each Seller resides or is incorporated and located in Germany, is not a U.S. person as defined in Rule 902(k) of Regulation S promulgated under the Securities Act of 1933, and is not acquiring the Consideration Shares for the account or benefit of a U.S. person.

MUNLIB01/1103870.10 Hogan Lovells Exhibit 4.4(C) – Registration Rights 1) Filing and Effectiveness of Registration Statement a) If the ordinary shares of Cimpress N.V. (“Parent”) are traded on an Exchange in the United States on the Contingent Payment Date, then Parent shall file with the United States Securities and Exchange Commission (the “SEC”), as promptly as practicable, and in any event within five Business Days, after the Contingent Payment Date, a registration statement pursuant to Rule 415 under the United States Securities Act of 1933 (the “Securities Act”) covering the resale by the Sellers of the Cimpress Stock issued pursuant to Section 4.4 of the Share Pur- chase Agreement (together with any Cimpress Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Cimpress Stock, the “Registrable Securities”) (the “Registration Statement”), and the Sellers shall have 2 business days to review and comment on the Registration Statement ahead of filing in so far as it describes the Sellers or limits sales of the Registrable Securities in any way. Registrable Securities cease to be Registra- ble Securities upon the earlier of (i) the first anniversary of the Contingent Payment Date and (ii) the date on which such Registrable Securities are no longer held by a Seller or a Person to which rights under this Exhibit 4.4(c) have been transferred in accordance with Section 5(c) below. b) Parent shall notify the Sellers of the effectiveness of the Registration Statement and shall furnish to each Seller, without charge, such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements, other than amendments and supplements effected pursuant to the filing of reports required by the Securities Exchange Act of 1934 (the “Exchange Act”)) and any documents incorporated by reference in the Registration Statement as the Sellers may reasonably request in order to facili- tate the sale of the Registrable Securities in the manner described in the Registration Statement. c) Parent shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable after filing it with the SEC and to maintain the effec- tiveness of the Registration Statement for a period not exceeding the earlier of (i) the first anni- versary of the Contingent Payment Date, or (ii) the earliest date on which each Seller ceases to hold any Registrable Securities. Notwithstanding anything to the contrary in this Exhibit 4.4(c), Parent may, by written notice of 24 hours to the Sellers, suspend the Registration Statement after effectiveness and require that the Sellers immediately cease sales of shares pursuant to the Registration Statement if Parent in good faith concludes in its sole discretion, after consultation with its legal counsel, that it is advisable to suspend use of any prospectus as a result of pending corporate developments or the disclosure requirements of the securities laws. Upon receipt of any notice described in the preceding sentence, no Seller shall offer, sell, pledge, hypothecate, transfer, distribute or otherwise dispose of, in reliance on the Registration Statement, any of such Registrable Securities during the period in which the Registration Statement is suspended. If Parent suspends the Registration Statement and requires the Sellers to cease sales of shares pursuant to this Section 1(c), Parent shall, as promptly as practicable following the termination of the circumstance that entitled Parent to do so, use reasonable best efforts to reinstate the effec- tiveness of the Registration Statement (including the filing of any necessary amendments or sup- plements thereto) and give written notice to all Sellers authorizing them to resume sales pursuant to the Registration Statement. If, as a result thereof, the prospectus included in the Registration Statement has been amended or supplemented to comply with the requirements of the Securities Act, Parent shall enclose such revised prospectus with such notice to Sellers, and the Sellers shall make no offers or sales of shares pursuant to the Registration Statement other than by means of such revised prospectus. d) Parent shall as promptly as reasonably practicable notify each Seller of any re- quest by the SEC for any amendment or supplement to, or additional information in connection with, the Registration Statement (or prospectus relating thereto); the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement with respect to such Sell-

MUNLIB01/1103870.10 Hogan Lovells er’s Registrable Securities; or the receipt of notice of the initiation of any proceedings for that purpose. Parent shall use its reasonable best efforts to obtain the withdrawal of any order sus- pending the effectiveness of such a Registration Statement at the earliest possible moment. e) Parent shall promptly prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securi- ties until the time period specified in the first sentence of Section 1(c). Upon the filing of any amendments or supplements (other than amendments and supplements effected pursuant to the filing of reports required by the Exchange Act), Parent shall notify the Sellers and provide copies of such amendments or supplements in accordance with Section 1(b). f) Parent has no obligation under this Exhibit 4.4(c) to register the Registrable Secu- rities in any jurisdiction or with any government agency other than the SEC, to list Cimpress Stock on any securities exchange other than any Exchange on which the Cimpress Stock is al- ready listed on the Contingent Payment Date, or to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction. g) It is a condition to Parent’s obligation under this Section 1 to include any Seller as a selling shareholder in any Registration Statement that such Seller delivers to Parent a registra- tion rights questionnaire in such form as Parent may reasonably request. 2) Parent’s Representations, Warranties, and Covenants a) Parent represents and warrants that (i) the information regarding Parent included or incorporated by reference in the Registration Statement will not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act con- tain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the information re- garding Parent included or incorporated by reference in any prospectus relating to the Registra- tion Statement, as then amended or supplemented, will not, as of the date such prospectus, as then amended or supplemented, is delivered to the Sellers, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the terms of this Exhibit 4.4(c), if Parent becomes aware of any information that would cause any of the statements in the Registration Statement or any prospectus related thereto, as then amended or supplemented, with respect to Parent to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make such statements not false or misleading, Parent shall promptly amend or supplement the Registration Statement or such prospectus. b) Parent covenants that, for so long as (i) Parent has a class of securities regis- tered under Section 12 of the Exchange Act and (ii) there are Registrable Securities outstanding, it will i) make and keep available adequate current public information, as those terms are defined in SEC Rule 144, at all times after the effective date of the Regis- tration Statement; ii) file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and iii) furnish to any Seller, so long as the Seller owns any Registrable Securities promptly upon request (A) to the extent accurate, a written statement by Par- ent that it has complied with the reporting requirements of SEC rule 144, the Securities Act, and the Exchange Act and (B) such other information as may

MUNLIB01/1103870.10 Hogan Lovells be reasonably requested in availing any Seller of any rule or regulation of the SEC that permits the selling of any such securities without registration. 3) Expenses a) Parent shall pay all expenses incurred by it in complying with its obligations under this Exhibit 4.4(c), including but limited to registration and filing fees, listing fees, printing expens- es, messenger and delivery expenses, fees and expenses of Parent’s counsel, and fees and expenses of Parent’s accountants. b) Each Seller shall pay all expenses incurred by such Seller in connection with the disposition of its Registrable Securities, including but not limited to any broker’s fees or commis- sions, underwriting discounts, selling expenses, messenger and delivery expenses, and fees and expenses of any counsel retained by such Seller. 4) Indemnification a) Parent agrees to indemnify and hold harmless (i) each Seller, and if such Seller is not an individual, such Seller’s partners, members, directors, officers and stockholders, (ii) legal counsel and accountants for each such Seller, (iii) any underwriter (as defined in the Se- curities Act) for each such Seller, and (iv) each Person, if any, that controls such Seller or underwriter within the meaning of the Securities Act or the Exchange Act, against any any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees in connection with investigating or defending any such action or claim), joint or several, (“Losses”) to which such Seller or other such Person may become subject that arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary or final prospectus contained therein or any amendments or supplements thereto; (2) any omission or al- leged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (3) any violation or alleged violation by Parent (or any of its agents or subsidiaries) of the Securities Act, the Exchange Act, or any rule or regulation promulgated thereunder, except insofar as such Losses arise out of or are based upon information furnished in writing to Parent by or on behalf of a Seller for use in the Registration Statement. b) As a condition to the inclusion of each Seller’s Registrable Securities in the Regis- tration Statement, each Seller agrees, severally and not jointly with any other Seller, to indemnify and hold harmless Parent, its directors and officers, and each Person, if any, that controls Parent within the meaning of the Securities Act, against any Losses to which Parent or other such Per- son may become subject by reason of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as such Losses arise out of or are based upon information fur- nished in writing to Parent by or on behalf of such Seller for use in the Registration Statement. c) No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any action or claim in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any in- demnified party. d) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (including any governmental action) for which a party may be enti- tled to indemnification hereunder, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, give the indemnifying party notice

MUNLIB01/1103870.10 Hogan Lovells of the commencement of such action. The indemnifying party has the right to assume the de- fense and settlement thereof. The indemnified party may participate in any such defense or set- tlement, but the indemnifying party is not liable to such indemnified party for any legal or other expenses incurred by such indemnified party in connection with the defense thereof. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action relieves such indemnifying party of any liability to the indemnified party under this Section 4 to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action, but the omission so to notify the indemnifying party will not relieve the in- demnifying party from any liability which it may have to any indemnified party otherwise than un- der this Section 4. e) If the indemnification provided for in Section 4(a) or (b) is unavailable to an in- demnified party with respect to any Losses referred to herein or is insufficient to hold the indem- nified party harmless as contemplated herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements, omissions or other actions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among oth- er factors, whether the untrue or alleged untrue statement of a material fact or omission or al- leged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Parent and the Sellers agree that it would not be just and equitable if contribution pursuant to this Section 4(e) were determined by pro rata allocation or by any other method of allocation that fails to take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) is entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, notwithstanding the foregoing, in no event will a Seller’s liability pursuant to this Section 4(e), when combined with the amounts paid or payable by such Seller pursuant to Section 4(b), exceed the proceeds from the sale of Registrable Securities received by such Seller, except in the case of fraud by such Seller. f) This Section 4 will be separate from any indemnity or contribution obligations in- cluded in any underwriting agreement entered into in connection with the registration of the Reg- istrable Securities. 5) Termination, Transfer, and Notice a) Parent’s obligations under this Exhibit 4.4(c) (other than Section 4) terminate, with respect to each Seller, six months from the date on which all of such Seller’s Registrable Securi- ties may be sold without restriction pursuant to Rule 144 under the Securities Act. Parent’s obli- gations under this Exhibit 4.4(c)may be waived in any instance by the Sellers’ Agent (on behalf of any or all Sellers). b) Each Seller’s rights under this Exhibit 4.4(c) are personal to such Seller and non- transferable except by will or in accordance with the laws of descent and distribution in connec- tion with the transfer of some or all of his, her or its Registrable Securities to a child or spouse, or trust for their benefit or, in the case of a partnership, limited liability company or corporation, to its partners, members or stockholders. c) Any notice sent by Parent to any address included in the Registration Rights Questionnaire of a Seller constitutes notice to such Seller under this Exhibit 4.4 (c).

MUNLIB01/1103870.10 Hogan Lovells EXHIBIT 7.1 – SELLERS' GUARANTEES 1. Authority 1.1 This Agreement constitutes a legally binding obligation of the Sellers and the Company enforcea- ble against the Sellers and the Company in accordance with its terms. The execution and con- summation of this Agreement by the Sellers and the Company and the performance of the trans- action contemplated hereunder by the Sellers and the Company does not violate any judicial or governmental order (gerichtliche oder behördliche Verfügung) or public law restrictions which are applicable to the Sellers. 1.2 The Sellers and the Company and their respective representatives have the right, power and authority to execute and deliver this Agreement. 1.3 There is no action, suit, investigation or other proceeding pending against, or to Sellers' Knowledge, threatened against or affecting the Company or the Sellers which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the execution or consummation of this Agreement or the performance of the transactions contemplated hereunder. 1.4 No insolvency proceedings have been, or have been threatened to be, applied for regarding the assets of any of the Sellers and there are no circumstances which would require or justify the opening of or application of such proceedings. 2. NON-CONTRAVENTION; CONSENTS 2.1 Neither (1) the execution, delivery or performance of this Agreement or any of the other agree- ments, documents or instruments referred to in this Agreement, nor (2) the consummation of the transactions contemplated by this Agreement or any such other agreement, document or in- strument, will (with or without notice or lapse of time): result in a violation of any of the provi- sions of the articles of association or by-laws or applicable legal provisions, judgments, injunc- tions or other provisions binding on any of the Sellers. Except as set forth in Sections 1.7 and 5.1(b) of this Agreement, neither the Company nor any Seller is or will be required to make any filing with or give any notice to, or to obtain any consent from, any governmental body or other Person in connection with: (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement; or (y) the consummation of the transactions contemplated by this Agreement. 3. CORPORATE STRUCTURE 3.1 The statements made in the Preamble (A) through (C) of the Agreement relating to the Company, the Sellers and the shares are complete and correct. The Company is duly organized and validly existing under the laws of Germany and has full corporate power and authority to carry on its business as it is currently being conducted.

MUNLIB01/1103870.10 Hogan Lovells 3.2 Each of the Sellers is the sole legal and beneficial owner of the Shares (as described in Preamble (C) of the Agreement) and has unrestricted title to such Shares. The Shares have been validly is- sued. The Shares are fully paid in in cash. All contributions effected to the Company have been made in compliance with applicable law and have not been repaid in full or in part. There are no obligations to make further contributions to the Company. The Shares are free of any Lien or other third party rights. In particular, there are no pre-emptive rights, warrants, voting agree- ments or other third party rights relating to the Shares. Each of the Sellers is entitled to freely dispose of the Shares without third party consent. 3.3 Other than the Shares, there is no: (i) outstanding subscription, option, virtual option right, call, convertible note, warrant or right (whether or not currently exercisable) to acquire any securities of the Company, (ii) outstanding security, instrument or obligation that is or may become con- vertible into or exchangeable for any securities of the Company (or cash based on the value of such securities, including pursuant to any share appreciation rights), (iii) contract under which the Company is or may become obligated to sell or otherwise issue any securities of the Compa- ny or (iv) promise to grant, offer or otherwise provide any of the foregoing to any employee of the Company or any third party. 3.4 Annex 3.4(1) contains true and correct copies of the current articles of association of the Com- pany ("Constitutional Documents"). Annex 3.4(2) contains true and correct copies of the current excerpt from the commercial register for the Company. No application for the change of such register is currently pending. No resolution for the amendment of any of the Constitutional Doc- uments has been adopted. 3.5 No insolvency proceedings have been, or have been threatened to be, applied for regarding the assets of the Company and there are no circumstances which would require or justify the open- ing of or application of such proceedings. 3.6 The Company is not party to any silent partnership agreement (or similar agreement). 3.7 The Company is not bound to any profit and loss absorption agreement (Gewinnabführungsver- trag) or domination agreements (Beherrschungsvertrag) or similar agreement. 4. SUBSIDIARIES, BRANCHES 4.1 Except for as set out in Annex 4, the Company does not have any branch, permanent establish- ment or subsidiary. The Company does not – directly or indirectly – hold shares, options or other participations in any other company. 5. FINANCIAL STATEMENTS 5.1 The audited financial statements (including its annexes) for the Company for each of the business years 2013 and 2014 attached as Annex 5.1(1) ("Financial Statements") present fairly the finan- cial position of the Company at the dates thereof and related changes in financial position for the periods then ended and have been prepared, other than disclosed in Annex 5.1(2), in compliance

MUNLIB01/1103870.10 Hogan Lovells with all legal provisions and the generally accepted accounting principles on a consistent basis and in compliance with the principle of the lowest value (Niederstwertprinzip) and the principle of precaution (Vorsichtsprinzip). As at the respective balance sheet date, the Financial State- ments provide a true and fair view of the Company's asset, cash flow, financial and profit situa- tion in the meaning of Sec. 264 para 2 HGB (den tatsächlichen Verhältnissen entsprechenden Bild der Vermögens-, Finanz- und Ertragslage). Sufficient provisions have been included and value ad- justments have been carried out in the Financial Statements for all risks and uncertainties to the extent required under German generally accepted accounting principles. 5.2 The cumulative management accounts prepared by the Company for the period from 1 January 2015 until 31 October 2015 copies of which are attached as Annex 5.2 ("Interim Financial State- ments") which also includes a statement of the differences in accounting practices for the Inter- im Financial Statements compared to those applied for the Financial Statements, have been put together in good faith on the basis of the Company's customary accounting procedures for man- agement reporting purposes and the Interim Financial Statements materially reflect the business performance for the relevant period. 5.3 [intentionally omitted] 5.4 Except as disclosed in Annex 5.4, the Company does not have any material liability, debt, obliga- tion of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, and whether due or to be- come due and regardless of when asserted, except (i) liabilities (as described herein) that are re- flected and adequately reserved against in the Financial Statements, the Interim Financial State- ments or the Closing Accounts, (ii) immaterial liabilities (as described herein) incurred in the Or- dinary Course of Business since 1 January 2015 or (iii) incurred as a result of or arising out of the Transaction. 5.5 All trade accounts receivables of the Company which are, as of the date hereof, reflected in their books arise from sales or services in the Ordinary Course of Business. Since 1 January 2015 there has been no unusual acceleration of cash receipts or delays in paying any accounts payables of the Company. To Sellers' Knowledge, there are no facts or circumstances which are likely to make impossible or materially delay the collection of such trade accounts receivables to an extent be- yond normal historical bad debt losses of the Company. 5.6 The Company maintains a standard system of accounting established and administered in ac- cordance with German generally accepted accounting principles. The books and records of the Company are materially up-to-date and have been maintained materially in accordance with all applicable legal and accounting requirements and contain complete and accurate records of all matters to be dealt with in such books under applicable law and generally accepted accounting principles in all material respects. All books and records of the Company (including, without limi- tation, records and files stored on computer disks, tapes or other storage media) are located at the offices of the Company.

MUNLIB01/1103870.10 Hogan Lovells 5.7 Sellers have provided to Purchaser true and correct copies of all management recommendations and other similar letters and recommendations received from the Company's auditors relating to the Financial Statements or the financial systems and controls used by the Company. 5.8 Neither the Company (including its personnel who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company) nor any of the Compa- ny's independent accountants have identified any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company. 5.9 The revenue recognition policies of the Company and the application of those policies are in compliance with the generally accepted accounting principles. 6. BANK ACCOUNTS 6.1 Annex 6.1 contains a list of all bank accounts of the Company and authorized signatories for each account. 7. BUSINESS OPERATIONS/ASSETS 7.1 The Company owns or has the lawful right to use all tangible non-trading assets (bewegliches Anlagevermögen) that are used in its business, in particular (i) all such assets referred to in the Financial Statements or (ii) necessary for the conduct of the business of the Company, including all the IT Systems (as defined below) (except for such assets that have been disposed of in the Ordinary Course of Business since the date of such Financial Statements). No asset owned by the Company is subject to any contractual retention of title rights, Liens, pledges or other security. Usual title retentions (Eigentumsvorbehalte) by suppliers of goods sold to the Company are ex- empted from the foregoing Sellers' Warranty. In particular, no Seller has any ownership or li- cense right to any asset owned or used by the Company. The Company's ownership and use of assets that constitute Company Intellectual Property Rights are dealt with in Section 10. 7.2 All items of the tangible non-trading assets (bewegliches Anlagevermögen) owned or used by the Company are in good operating condition, reasonable wear and tear excepted. 7.3 The current operational, information technology, telecommunications, network equipment and internal financial systems (hardware and software including source-codes), including all systems required to operate the e-commerce website of the Company and all systems required to com- municate with the Printing Partners or the Raw Material Suppliers (other than Package Software) (together "IT Systems"), a high level description of which has been made available to the Pur- chaser (and the table of contents of such description is attached as Annex 7.3): (a) have sufficient capacity and capabilities so that the Company will be able to meet all re- quirements of its business as currently conducted; and, (b) have all the specifications and capacities which the Company requires (i) in order to fully comply with any of its existing contractual obligations, in particular, but not limited to

MUNLIB01/1103870.10 Hogan Lovells meet the performance levels contractually agreed and/or (ii) to fully comply with all legal requirements applicable to the business of the Company, and/or has software licensing and rights to operate software applicable to the business of the Company. 7.4 The Company has in place and operates (A) adequate security, back-up systems, hardware and Software support and maintenance arrangements to minimize the risk of material disruption to the Company or any material part of its business in the event of a breach of security, error, breakdown or failure, and (B) adequate procedures to minimize the effects of any viruses or bugs which may adversely affect its IT Systems and/or software. For purposes of this Section 7.4, the term "adequate" shall mean adequate as for the business of the Company as currently conduct- ed. The IT Systems do not contain any material defect or feature which would reasonably be ex- pected to materially adversely affect the business of the Company. The Company has an ade- quate number of technically competent and trained employees to ensure the proper handling, operation, monitoring and use of the IT Systems and software. In the last two years there has not been: (A) any breakdown or failure in the IT Systems; or (B) to Sellers' Knowledge any breach of security or any unauthorized access to the IT Systems, or caused disruption, interruption or loss to the Company's business, other than those set out in Annex 7.4. 8. COMPLIANCE WITH LAWS AND GOVERNMENTAL PERMITS 8.1 The Company is in compliance, and has since 1 January 2013 been in compliance with any Gov- ernmental Permits, laws, orders or regulations applicable in connection with the operation of its business activities as conducted as of the Signing Date and the Closing Date, except as disclosed in Annex 8.1. Except in relation to Taxes, there is currently no investigation or audit by any gov- ernmental authority pending or threatened and no governmental authority has notified to the Company an intention to conduct such an investigation or audit, and there has never been any such investigation or audit pending or threatened since the incorporation of the Company which has not been completed. The Purchaser is aware that the Company does not exhaustively verify content of client’s printing orders in each single case with respect to compliance with currently applicable law. For the avoidance of doubt, compliance with laws relating to data protection, employment, and anti-corruption and anti-bribery are covered by Sections 10, 15, and 21. 8.2 The Company has all governmental permits, licenses, authorizations, registrations, qualifications and consents which are required by it from any German public authority in order to operate its business as presently conducted and proposed to be conducted under the Two-Year Operating Plan after the Closing Date (each "Governmental Permits"). Each Governmental Permit is valid, binding and in force and effect. No Governmental Permit has been revoked or threatened in writ- ing to be revoked by the competent authority and there are to Sellers' Knowledge no facts which will result in such cancellation or revocation of any Governmental Permit. 9. REAL PROPERTY 9.1 The Company does not own, and has not owned, any real property and/or rights in such property and there exist no obligations of the Company to acquire any real property.

MUNLIB01/1103870.10 Hogan Lovells 9.2 All lease agreements or similar agreements relating to real property concluded by the Company ("Leased Real Estate") are listed in Annex 9.2. These agreements are in full force and effect. The Company has not received written declarations of termination regarding any of such agreements. The Company has not breached any obligation of any such agreements. To Sellers' Knowledge no other party to such agreements has breached any obligation of such contracts. The Sellers have delivered to the Purchaser a complete and accurate copy of each lease agreement relating to the Leased Real Estate. 9.3 The Company has maintained the Leased Real Estate in all material respects in accordance with the requirements of the applicable lease and in a manner sufficient to support the operations of the Company. The Leased Real Estate is not subject to any restrictions that materially limit or in- terfere with the currently intended use of the Leased Real Estate by the Company to carry on its business as currently conducted. 10. INTELLECTUAL PROPERTY RIGHTS AND DATA PROTECTION 10.1 Annex 10.1 contains a complete list of all patents, trademarks, service marks, trade name rights, trade secret rights, proprietary information rights, copyrights, rights to exploit or otherwise use copyrights, social media handles and domain names and other intellectual property rights, ex- cluding, however, software, (collectively, the "Intellectual Property Rights") owned, used by or registered or licensed to the Company ("Company Intellectual Property Rights"). Other than the Company Intellectual Property Rights, the Company does not require and does not use any Intel- lectual Property Rights to operate its current business activities. 10.2 The Company is the unrestricted and exclusive owner of the Company Intellectual Property Rights listed in Annex 10.1. The Company Intellectual Property Rights are to Sellers' Knowledge free from any rights or Liens of third parties (including, without limitation, the Sellers, current and former employees of the Company and current and former independent contractors) and no such third party has contested any of the Company Intellectual Property Rights. To Sellers' Knowledge, no third party has any superior ownership rights to use the Company Intellectual Property Rights. The Company has not granted and does not have an obligation to grant any rights in respect of, the Company Intellectual Property Rights listed in Annex 10.1 that the Com- pany owns. 10.3 All Company Intellectual Property Rights that consist of patents, trademarks, domain names or other registrable Intellectual Property have been registered with the relevant governmental or other authority or registry, as stated in Annex 10.3 and such registrations are valid and existing. All payments due for the maintenance, protection and enforcement of the Company Intellectual Property Rights have been made, all necessary applications for their renewal have been filed and all other actions necessary for their maintenance have been taken. 10.4 The Company Intellectual Property Rights which are not owned by the Company have been valid- ly leased or licensed by the Company for a period of at least three (3) years from the Signing Date

("**In-bound License Agreements**"). The Company has not breached any material obligation of any of the In-bound License Agreements.

10.5 The Company Intellectual Property Rights are currently not subject to judicial or official proceedings challenging the validity of the Company Intellectual Property Rights which are reasonably likely to materially affect the Company's business, nor, to Sellers' Knowledge, are the Company Intellectual Property Rights being infringed by third parties.

10.6 Except as listed in **Annex 10.6**, no use of any Intellectual Property Right owned by the Company, and no software or other product or service of the Company, infringes, misappropriates or otherwise violates or makes unlawful use of, or has ever infringed, misappropriated or otherwise violated or made unlawful use of, any Intellectual Property Rights of any third party; provided, the foregoing warranty is given subject to Sellers' Knowledge with respect to infringement of any third-party patents. The Company has not received any written or, to Sellers' Knowledge other, notice alleging that the Company or any use of such Intellectual Property Right, software, or other product or service of the Company has infringed, misappropriated or otherwise violated or made unlawful use of any Intellectual Property Right of any third party. To Sellers' Knowledge, no third party is or has infringed, misappropriated or otherwise violated any of the Company Intellectual Property Rights owned by the Company.

10.7 **Annex 10.7(1)** contains a list or description of all software modules and of all computer programs which are specifically designed, written, developed or configured by the Company itself, including any Third Party Software, (the "**Self Developed Software**") and a description of its use in the Company's business as it is carried on at the Signing Date. **Annex 10.7(2)** contains a list or description of all software modules and of all computer programs which are specifically designed, written, developed or configured by a third party developer for the Company, including any Third Party Software, (the "**Third Party Developed Software**") and a description of its use in the Company's business as it is carried on at the Signing Date (the Self Developed Software and the Third Party Developed Software jointly the "**Developed Software**"). "**Third Party Software**" means any software or other material owned by a third party and incorporated into, or combined with, the Developed Software. **Annex 10.7(3)** contains a list of all Third Party Software.

10.8 Except for the Third Party Software and Public Software, the Company (i) owns and has in its possession all Self Developed Software and all source codes relating to the Self Developed Software, and (ii) has in its possession all Third Party Developed Software. Except for the Third Party Software and Public Software, the Company has (i) the exclusive, worldwide, unrestricted, transferable, royalty-free and sublicenseable rights in all Self Developed Software which allow for the unrestricted economic exploitation of the Self Developed Software (with the exception of non-exclusive licenses granted to customers of the Company in the ordinary business), and (ii) the rights in the Third Party Developed Software as specified for each item of the Third Party Developed Software in **Annex 10.8(2)**.

MUNLIB01/1103870.10 Hogan Lovells

MUNLIB01/1103870.10 Hogan Lovells 10.9 The Company makes use of Public Software as part of the Developed Software and other soft- ware, but has not modified any Public Software and does not make use of modified Public Soft- ware. To Sellers' Knowledge the Company is not subject to any “open source” or “copyleft” obli- gations or otherwise required to make any public disclosure or general availability of source code either used or developed by the Company. As used in this Section 10.9, "Public Software" means any software that is, contains, or is derived in any manner (in whole or in part) from, any soft- ware that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., software distributed under any license approved by the Open Source Initia- tive as set forth in www.opensource.org on the Closing Date) or similar licensing or distribution models which require the distribution or making available of source code as well as object code of the software to licensees without charge (except for the cost of the medium) and the right of the licensee to modify the software and redistribute both the modified and unmodified versions of the software. Public Software includes without limitation, software licensed or distributed un- der any of the following licenses: (A) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (B) the Artistic License (e.g., PERL); (C) the Mozilla Public License; (D) the Netscape Public License; (E) the SugarCRM Public License; (F) BSD License; or (G) the Apache License. 10.10 To Sellers' Knowledge, neither the Developed Software nor any Company service contains any “viruses,” “worms,” “time bombs,” “key-locks,” or any other devices intentionally created that could disrupt or interfere with the operation of the Company, IT Systems or other equipment which the Company operates, or the integrity of the data, information or the Company produces in a manner adverse to the Company or any of its customers, licensees or suppliers. 10.11 The Developed Software does not contain any embedded software which is owned by a third party (partly or in whole) for which the Company has not obtained a license to use the Developed Software. 10.12 Annex 10.12 contains a list of all computer programs, including but not limited to OEM software products, owned by a third party and which are used by or on behalf of the Company (the "Pack- age Software"). The Package Software is generally commercially available standard software li- censed on standard terms. The Company is licensed to use or resell/sublicense the Package Soft- ware as it is currently conducting its business. The Company's license rights to each Package Software are sufficient to cover all current Company employees that have the right to use the Package Software for a period that extends at least for three months following the Closing Date. 10.13 The Company has taken adequate security measures to protect the secrecy, confidentiality and value of all trade secrets owned by the Company and used in the business of the Company (the "Company Trade Secrets"), including, without limitation, requiring all employees and consultants of the Company and all other Persons with access to Company Trade Secrets to execute a binding confidentiality agreement, copies or forms of which have been provided to Purchaser, and there has not been, to Sellers' Knowledge, any breach by any party to such confidentiality agreements. The Company has not disclosed to any Person any of the Company Trade Secrets, except pursu- ant to such binding confidentiality agreements. The Company Trade Secrets are in the possession

MUNLIB01/1103870.10 Hogan Lovells or under the direct control of the Company and are not subject to any third party restriction as to their use, exploitation or disclosure. 10.14 Except for (i) the Sellers, and (ii) the Company's current and former employees and (iii) other firms listed in Annex 10.14 no Person has participated in the development and has any knowledge of material details of any Developed Software. 10.15 To Sellers' Knowledge, no employee of the Company has made an employee invention in the meaning of the German Employees' Invention Code that is material for the business of the Com- pany and which has not been claimed by the Company. To Sellers' Knowledge, no employee of the Company has a claim to have his or her employment contract adapted with the effect of giv- ing him or her a further appropriate compensation because of an obvious disproportion between this employee's salary and the revenues and advantages obtained by the Company and/or by any third party licensee by the use of any software or other work created by this employee. 10.16 Since January 1, 2013, the Company has complied at all times with all applicable legal require- ments pertaining to the protection of personal data in all material respects. The Company col- lects, processes, transfers, stores and uses personal data only in accordance with applicable data protection laws. The Company is the sole legal, beneficial and lawful owner of the email lists used by the Company in its business and such email lists are not encumbered with any Lien or other third party rights. The Company has fulfilled all necessary data protection legal requirements re- garding notification/registration with local data protection authorities and/or obtaining respec- tive authorizations or licenses, execution of all necessary data processing agreements, appoint- ment of data protection officers, information of data subjects, consent by data subjects and tak- en all reasonable organisational and technical security measures to protect personal data from misuse, unauthorized access, loss or destruction. The operation of the business activities of the Company is materially in compliance with any applicable data protection laws. 10.17 To the Sellers' Knowledge, during the last three years preceding Closing, there has been no unau- thorized or illegal use of or access to any of the personal data in any of the Company's databases, and there has been no complaint, claim or action from a third party or any order by a court or au- thority relating to personal data collected, stored, processed, transferred, and/or used by the Company. 10.18 The Company is not a party to any escrow agreement pursuant to which it would be obliged to put the source code or other software rights into escrow. 11. CONTRACTS 11.1 "Material Contract" means and includes any of the following contracts, whether written or oral, to which the Company is a party except for contracts under which the main performance obliga- tions (Hauptleistungsplichten) and the obligations which would qualify them as a Material Con- tract as per the list below have been fulfilled, except for the agreements for the Leased Real Es- tate which are covered in Section 9.2:

MUNLIB01/1103870.10 Hogan Lovells (a) any In-bound License Agreements; (b) any agreements ("Printing Agreements"), of the Company with its printing partners, all of whom are listed in an anonymized form in Annex 11.1 (the "Printing Partners"); (c) any franchise, dealer, sales agent or other distribution agreement pursuant to which the Company sells or otherwise distributes or subcontracts its products or services or pursu- ant to which any other Person sells or otherwise distributes or subcontracts any such products or services of the Company for a consideration of more than EUR 100,000 in the aggregate during calendar year 2015; (d) any supply or purchase agreement or other similar binding arrangement or understand- ing pursuant to which the Company is obligated to purchase goods or services for a con- sideration of more than EUR 50,000 in the aggregate during calendar year 2015; (e) any purchase order or other contract involving the sale, license or other disposition of goods or services by the Company pursuant to which the Company received considera- tion of more than EUR 100,000 in the aggregate during calendar year 2015; (f) any agreement of the Company which includes an exclusivity obligation for the Company or a competition restraint on the business of the Company as currently conducted; (g) any out-bound license agreements in relation to the Intellectual Property Rights; (h) any contract ("Related Parties Agreement") of the Company with any of Sellers or the Sellers' Related Parties; (i) any contract, indenture or other instrument relating to the borrowing of money by or the incurring of any indebtedness of the Company (including any which would qualify as Debt), except for operational lease agreements with a consideration of less than EUR 50,000; (j) any contract pursuant to which the Company has lent or is obligated to lend money to any Person; (k) any agreement or other contract relating to the ownership or control of the Company (including, without limitation, with respect to the voting or disposition of any shares of the Company); (l) any general power of attorney (Handlungsvollmachten) relating to the Company; (m) any other contract to which the Company is a party or by which it is bound that is mate- rial to the businesses presently conducted by the Company, other than this Agreement. 11.2 Annex 11.2(1) contains a complete list of all Material Contracts, redacted to anonymize the Print- ing Partners. All Material Contracts are valid, binding and in full force and effect, subject to any

MUNLIB01/1103870.10 Hogan Lovells restrictions applying to such Material Contracts in view of them constituting general terms. The Company has not received declarations of termination or explicit threats of termination in writ- ing or to Sellers' Knowledge given orally regarding any Material Contracts. The Company has not breached any obligation of any Material Contracts and no event has occurred that with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such Material Agreement. To Sellers' Knowledge no other party to any Mate- rial Contract has breached any material obligation of such contract or has threatened to termi- nate or materially reduce the Company's benefits or rights under any of the Material Contracts. None of the Material Contracts include most favourite nations pricing except for customer offers on the Company's website. Annex 11.2(2) sets forth the material terms of any Material Contract that is oral, including in particular any such contracts with the Printing Partners and the Raw Ma- terial Suppliers, redacted to anonymize the Printing Partners. 11.3 There are no agreements relating to (i) the acquisition or sale of participations in other compa- nies or (ii) the merger, consolidation or reorganization of the Company. 11.4 Except as disclosed on Annex 11.4, the Company has not given any guarantees, suretyship, as- sumptions of debt, collateral promises, comfort letters or other undertakings related to third parties' liabilities (including any of the Sellers or any of Sellers' Related Parties. 11.5 There are no contracts granting exclusive rights to license, market, sell or deliver any of the products or services of the Company and/or any of the products or services of Purchaser or Pur- chaser's Affiliates or of users of any website or service of the Company, or otherwise contemplat- ing an exclusive relationship between the Company and any other Person or entity. 11.6 No other contractual party is entitled to terminate or amend any Material Contract as a result of the Transaction set forth in the Agreement without the Company prior written consent. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements, documents or instruments referred to in this Agreement, nor (2) the consummation of the Trans- action contemplated by this Agreement or any such other agreement, document or instrument, will (with or without notice or lapse of time): (a) cause a violation or breach of, or result in a de- fault under, any provision of any contract of the Company, or give any Person the right to: (i) de- clare a default or exercise any remedy under any such contract; (ii) accelerate the maturity or performance of any such contract; or (iii) cancel, terminate or modify any such contract; or (b) cause the imposition or creation of any Lien with respect to any asset owned or used by the Company. 12. CUSTOMERS AND SUPPLIERS 12.1 Annex 12.1 sets forth a list of the top 10 customers who are resellers in the business year 2014 and the first half of 2015 (the "Key Customers"). The Company has not received notice, whether written or, to the Sellers' Knowledge, oral, that any Key Customer intends to terminate, cancel or decrease materially or limit its usage of the products and services of the Company.

MUNLIB01/1103870.10 Hogan Lovells 12.2 Annex 12.2 sets forth a list of the suppliers of paper, ink, plates and clicks used in manufacturing the Company's products ("Raw Material Suppliers"). All agreements with Raw Material Suppliers can be terminated without liability or penalty by the Company within two years following the Closing Date. None of the agreements with the Raw Material Suppliers contain minimum pur- chase obligations. 13. INSURANCE CONTRACTS 13.1 Annex 13.1 contains a list of all insurance contracts ("Existing Insurance") that exist with respect to the Company, containing the coverage amount and the premiums. 13.2 All premiums for the Existing Insurances have been paid when due. There are no claims outstand- ing under any of the Existing Insurances and there are to Sellers' Knowledge no circumstances likely to give rise to any material claims. 13.3 The Company has not received any notice of termination, modification or cancellation of any Existing Insurance. 14. LITIGATION 14.1 Neither the Company nor either managing director is involved in any lawsuit, arbitration, admin- istrative or other proceedings (other than non-contentious and customary tax and social security proceedings) pending or threatened in writing by or against it before any state court, arbitration tribunal or governmental agency that either individually or in the aggregate could result in liabil- ity to the Company or any managing director in excess of EUR 50,000. To Sellers' Knowledge, no such circumstances exist which are likely to give rise to any such proceedings arising against the Company or any managing director of the Company, except as disclosed in Annex 14. 15. LABOUR LAW 15.1 Annex 15.1 contains an accurate anonymized list of all employees of the Company (including the managing directors) including the hire date, salary, bonus, and other compensation paid or paya- ble to each such employee. No employee of the Company whose gross annual compensation ex- ceeds EUR 30,000 has terminated their employment. To Sellers' Knowledge, except as indicated on Annex 15.1, no employee whose gross annual compensation exceeds EUR 30,000 has com- municated in writing or orally his or her present intention to the Sellers or the Company that he/she intends to terminate its employment contract or request a leave of absence. The total number of such employees who have communicated such intention to terminate or actually ter- minated their employment between 30 September 2015 and the Closing Date does not exceed eight (8) employees, excluding the possible departure of Andreas Moessner and one employee who will go on early retirement. All claims of employees of the Company for overtime work have (i) either been fully discharged or (ii) validly waived by the respective employee or (iii) sufficient reserves have been included for such overtime work in the Final Closing Accounts.

MUNLIB01/1103870.10 Hogan Lovells 15.2 The Company is in compliance with all applicable laws relating to employment, employment practices, anti-discrimination, employment terms and conditions and working times in all materi- al respects and are not engaged in any unfair labor practice and there is no pending and to Sellers' Knowledge threatened charge, complaint or grievance against the Company related to any employment laws. 15.3 There does not exist any plan, program or other agreement relating to bonus payments, compa- ny pensions, incentive payments, severance payments, health care or retirement pensions with regard to employees or members of the management of the Company (other than those re- quired by law), except as stated in Annex 15.3(1). There will not be any incentive payments or other payments made by the Sellers to any employees of the Company in connection with the Closing of the Transaction, except as disclosed in Annex 15.3(2). 15.4 No individual pension promises have been made to the employees or members of the manage- ment of the Company, except as stated in Annex 15.4. There do not exist any other pension obli- gations nor any arrangement which provides retirement benefits and to which the Company is li- able to contribute (or to whom it should be liable to pay contribution) or which is sponsored by the Company. 15.5 The Company is not a member of any employer's organization. 15.6 The Company is not bound by any agreements with unions, works councils or similar entities or by any collective bargaining agreements. 15.7 There exists no pending or threatened in writing disputes with any of the current or former em- ployees of the Company. The Company is not experiencing or reasonably expecting to experience (i) any strike, slowdown, or stoppage of work by or lockout of its employees or (ii) any lawsuit re- lating to the alleged violation of any law or order relating to discrimination, civil rights, and work- ers' safety or working conditions. 15.8 There exists no works council at the Company. 15.9 There exist written employment contracts with all employees of the Company. Where employees whose gross annual compensation exceeds EUR 40,000 have terms and conditions that materially vary from the standard employment contract, such variations are indicated in Annex 15.9. 15.10 The Company currently does not engage any independent contractors, interns and freelancers. None of such individuals are entitled to be treated as an employee of the Company under appli- cable law. 16. TAXES 16.1 The Company has duly and timely (taken into consideration all time extensions permitted by the Tax Authority) filed all Tax Returns, given all notices and supplied all other information each ma- terially required to be supplied to the relevant competent Tax Authority. All such information was and is complete and accurate in all material respects and all such Tax Returns and notices

MUNLIB01/1103870.10 Hogan Lovells were and are complete and accurate in all material respects and were made on the proper basis and are not subject to any formal dispute. 16.2 The Company has completely and timely paid all Taxes when due. For Taxes whose payment has not become due, the Company has built up sufficient reserves in the Financial Statements and the Closing Accounts. 16.3 There are no pending or threatened Tax audits or other administrative or court proceedings for the assessment, adjustment or collection of Taxes of the Company and the Company has not re- ceived any written notice of Tax audits, formal Tax disputes or formal Tax proceedings. There are no formal claims, formal disputes or formal proceeding in respect of Taxes pending. 16.4 With respect to the assessment or payment of Tax, no formal, written and binding special agreements or rulings have been entered into by the Company with any Tax Authorities. 16.5 The Company is not and has never been a party to or bound by any formal, written and binding (i) Tax indemnity agreement under a share sale and transfer agreement or (ii) Tax allocation agreement (Steuerumlagevertrag). 16.6 To the Sellers’ Knowledge the Company has been resident for Tax purposes in its jurisdiction of incorporation and nowhere else at all times since its incorporation and will be so resident at Clos- ing. The Company has never paid Taxes on income, profits or gains to any Tax Authority outside its jurisdiction of incorporation. 17. SUBSIDIES 17.1 No indirect or direct subsidies, grants or financial assistance ("Subsidies") have been made avail- able or contributed to the Company by or on behalf of any authority or public body. 18. NO BROKERS' OR FINDERS' FEE 18.1 Neither of the Sellers nor the Company has retained any brokers, finders or similar agents who have claims, or who might raise claims, against the Company after the Signing Date for commis- sions or other compensation in connection with the transactions covered by this Agreement. 19. BUSINESS ACTIVITIES SINCE 1 JANUARY 2015 19.1 Since 1 January 2015, except as disclosed in Annex 19: 19.2 The Company has operated in the Ordinary Course of Business and in a reasonable and prudent manner, including with respect to hiring and terminating personnel. 19.3 The Company has not implemented or announced any group terminations of employees of the Company. 19.4 Other than in the Ordinary Course of Business, the Company has not granted any increase in the rates of pay of its employees or in their benefits under any bonus or pension plan or other con-

MUNLIB01/1103870.10 Hogan Lovells tract or commitment, or increased the compensation payable or to become payable to its offic- ers, employees or agents, or any bonus, insurance, pension or other benefit plan, payment or ar- rangement made to, for or with any such officers, employees or agents. 19.5 The Company has not (a) granted to any current or former managing director or employee of the Company any loan which is outstanding as of the Signing Date; (b) terminated the employment, change the title, office or position, or materially reduced the responsibilities of any managing director or employee whose gross annual compen- sation exceeds EUR 30,000; (c) sold, transferred, licensed or otherwise disposed of, or agreed to sell, transfer, license or otherwise dispose of, any assets of the Company used in the conduct of the business of the Company involving the payment or receipt of more than EUR 50,000 in the aggre- gate; (d) changed any of the accounting methods, practices or principles used by the Company, or write up, write down or write off the book value of any of the Company assets, except write-offs of individual accounts receivable of the Company in the Ordinary Course of Business in an amount not to exceed the reserve therefor; (e) waived, released or assigned any claims or rights of the Company the value of which (less any consideration received) is in excess of EUR 50,000 in the aggregate; (f) made any capital expenditure or incurred any capital commitment or disposed of or real- ized any capital asset or interest therein other than in the Ordinary Course of Business; (g) entered into any new lines of business; or (h) agreed or committed (orally or in writing) to do any of the foregoing. 20. PRODUCT LIABILITY 20.1 There are no product liability claims or product safety claims made (or to Sellers' Knowledge, threatened) against the Company in connection with any products delivered or services rendered by the Company and, to Sellers' Knowledge, no product or services defects exist which are likely to give rise to a product liability claim or similar claim against the Company. 21. ILLEGAL AND UNETHICAL PRACTICES 21.1 Neither the Company, nor any director, manager, officer, agent, employee, or other person act- ing on their behalf has, directly or indirectly, violated any provision of any Anti-Corruption and Anti-Bribery Laws, including by (i) the use of any Company funds for unlawful contributions, gifts, entertainment, or other expenses relating to political activity; (ii) making any unlawful payment

MUNLIB01/1103870.10 Hogan Lovells to foreign or domestic government officials or employees or to foreign or domestic political par- ties or campaigns from Company funds; or (iii) making or receiving any unlawful bribe, rebate, payoff, influence payment, kickback, or other similar unlawful payment. There are no actions, conditions or circumstances pertaining to the Company's activity that could reasonably be ex- pected to give rise to any future, claims, charges, investigations, violations, settlements, civil or criminal actions, lawsuits, or other court actions under Anti-Corruption and Anti-Bribery Laws. The Company has established and maintained internal controls and procedures reasonably ap- propriate to the requirements of Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any director, manager, officer, agent, employee, or other person acting on their behalf will, directly or indirectly, use all or any portion of the amounts paid by the Purchaser hereunder (A) for or in connection with or in furtherance of the making, offering or promising to make, or the authorization of the making of any unlawful payment to any person, (B) for or in connection with or in furtherance of the giving, offering or promising to give, or the authorization of the giving of any unlawful gift, political or charitable contribution or other thing of value (e.g., meals, enter- tainment, travel and lodging) or advantage to any person or (C) in a manner that may violate any provision of the Anti-Corruption and Anti-Bribery Laws. There have been no false or fictitious en- tries made in the books or records of the Company relating to any secret or unrecorded fund or any unlawful payment, gift, political or charitable contribution or other thing of value or ad- vantage and the Company has not established or maintained a secret or unrecorded fund. No Seller is a “foreign official” within the meaning of Anti-Corruption and Anti-Bribery Laws. "Anti- Corruption and Anti-Bribery Laws" means (a) the German Criminal Code (Strafgesetzbuch) and (b) the Foreign Corrupt Practices Act of 1977 ("FCPA"), as amended, any rules or regulations thereunder, or any other applicable anti-corruption or anti-bribery Laws or regulations, including, without limitation, the UK Bribery Act 2010 (the "UK Act") and for purposes of this Section 21 the FCPA and the UK Act shall be deemed to apply to the Company, provided with respect to the FCPA and UK Act only, the statements of Sellers in this Section 21 shall be subject to Sellers' Knowledge.